                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):    November 12, 1999
                                                            -----------------


                                   Oncor, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


          0-16177                                      52-1310084
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


15200 Shady Grove Road, Suite 350, Rockville, MD            20850
------------------------------------------------          ----------
   (Address of Principal Executive Offices)               (Zip Code)


                                 (301) 527-2222
             ------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                   209 Perry Parkway, Gaithersburg, MD 20877
         --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On November 12, 1999, the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") signed an order pursuant to section 1125 of the Bankruptcy Code approving Oncor, Inc.'s (the "Company's") and Codon Pharmaceuticals, Inc.'s Disclosure Statement regarding their proposed liquidating chapter 11 plans (the "Plans") (In re: Codon Pharmaceuticals, Inc. and Oncor, Inc., Case No. 99-436). Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plans on January 12, 2000, at 12:30 p.m., Eastern Time, in the Courtroom of the Honorable Joseph J. Farnan, Jr., Chief United States District Court Judge, 844 King Street, Wilmington, DE 19801.

Under the Company's Plan, as proposed, all equity interests in Oncor would be cancelled without payment or consideration. In addition, the proposed Company Plan provides for the payment of administrative expenses and priority tax claims in cash in full, and for the partial payment of all other claims (other than those related to the Company's equity interests).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

           (c)    Exhibits

                  99.1 Order pursuant to section 1125 of the Bankruptcy Code approving Oncor, Inc.'s and Codon Pharmaceuticals, Inc.'s Disclosure Statement regarding their proposed liquidating chapter 11 plans (In re: Codon Pharmaceuticals, Inc. and Oncor, Inc., Case No. 99-436)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Oncor, Inc.
                                  -------------------------------------------
                                  (Registrant)

                                  By:    /s/ Joseph R. Shaya
                                         ------------------------------------
                                  Name:  Joseph R. Shaya
                                  Title: Acting President and Chief Executive
                                           Officer




Dated:  December 15, 1999

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                        )               Chapter 11
                              )
CODON PHARMACEUTICALS, INC.   )               Case No. 99-436 (JJF)
and ONCOR, INC.,              )               (Jointly Administered)
                              )
                   Debtors.   )


                    SECOND AMENDED JOINT DISCLOSURE STATEMENT
                   PURSUANT TO SECTION 1125 OF THE BANKRUPTCY
                       CODE REGARDING AMENDED LIQUIDATING
                    CHAPTER 11 PLANS PROPOSED BY THE DEBTORS




                              YOUNG CONAWAY STARGATT & TAYLOR
                              S. David Peress (No. 2679)
                              Pauline K. Morgan (No. 3650)
                              Edwin J. Harron  (No. 3396)
                              11th Floor, Rodney Square North
                              P. O. Box 391
                              Wilmington, Delaware  19899-0391
                              Telephone:   (302) 571-6600
                              Facsimile:   (302) 571-1253

                              Counsel for the Debtors and Debtors in Possession


Dated: November 12, 1999

                                TABLE OF CONTENTS

                                                                                                      Page

I.  INTRODUCTION.........................................................................................1

II.  NOTICE TO HOLDERS OF CLAIMS.........................................................................1

III.  EXPLANATION OF CHAPTER 11..........................................................................3
         A.       Overview of Chapter 11.................................................................3
         B.       Chapter 11 Plan .......................................................................3

IV.  OVERVIEW OF THE PLANS...............................................................................5
         A.       General................................................................................5
                           1.       Oncor, Inc. Plan.....................................................5
                           2.       Codon Pharmaceuticals, Inc. Plan.....................................6
         B.       Classified and Treatment Summary.......................................................6
                           1.       Oncor, Inc. Plan.....................................................6
                                    a.      Unclassified Claims..........................................6
                           2.       Codon Pharmaceuticals, Inc. Plan.....................................8
                                    a.      Unclassified Claims..........................................8
         C.       Classified Claims and Interests........................................................9

V.  HISTORY AND BUSINESS OF THE DEBTORS.................................................................13
         A.       Description of Business...............................................................13
         B.       History...............................................................................13

VI.  THE CHAPTER 11 CASE................................................................................13
         A.       Factors Leading to Chapter 11 Filing..................................................13
         B.       Commencement of the Chapter 11 Case...................................................15
         C.       Significant Postpetition Events.......................................................15
                           1.       Sale of Assets (Oncor, Inc.)........................................15
                                    a.      License Agreements with The Johns Hopkins
                                            University..................................................15
                                    b.      Sunrise(TM) Properties......................................16
                           2.       Litigation......................................................... 16
                                    a.      Actual Litigation (Oncor, Inc.).............................16
                                            i.       RCAT Partners L.L.C................................16
                                    b.      Potential Litigation........................................16
         D.       Other Assets of the Debtors
                           1.       Gene Logic, Inc. Stock (Oncor, Inc.)................................17
                           2.       Miscellaneous Assets................................................17
         E.       Representation of the Debtors.........................................................17
         F.       Committee.............................................................................18



         G.       Schedules and Bar Date
                  1.       Setting of Bar Date and Filing of Schedules..................................18

VII.  SUMMARY OF THE PLAN OF REORGANIZATION.............................................................18
         A.       General...............................................................................18
         B.       Classification and Treatment of Claims and Interests..................................19
                           1.       Oncor, Inc.
                                    a.      Unclassified Claims.........................................19
                                            i.       Administrative Expenses............................19
                                            ii.      Priority Tax Claims................................20
                                    b.      Classified Claims and Equity Interests......................20
                                            i.       Class O1 - NTFC Capital Corp. Secured
                                                     Claim..............................................20
                                            ii.      Class O2 - Other Priority Claims...................21
                                            iii.     Class O3 - General Unsecured Claims................21
                                            iv.      Class O4 - Subordinated Promethean
                                                              Unsecured Claims..........................21
                                            v.       Class O5 - Equity Interests........................21
                           2.       Codon Pharmaceuticals, Inc.
                                    a.      Unclassified Claims.........................................22
                                            i.       Administrative Expenses............................22
                                            ii.      Priority Tax Claims................................23
                                    b.      Classified Claims and Equity Interests......................23
                                            i.       Class C1 - General Unsecured Claims................23
                                            ii.      Class C2 - Equity Interests........................23
         C.       Estimation of Amounts of Claims.......................................................23
         D.       Acceptance or Rejection of Plans......................................................23
                           1.       Classes Entitled to Vote............................................23
                           2.       Class Acceptance Requirement........................................24
                           3.       Cramdown............................................................24
                           4.       Cure Payments and Release of Liability..............................24
         E.       Means of Implementation of the Plans..................................................24
                           1.       Dissolution of Committee............................................24
                           2.       Post-Effective Date Committee.......................................25
                           3.       Post-Effective Date Committee Compensation..........................25
                           4.       Retention of Professioinals.........................................25
                           5.       Powers and Duties of the Post-Effective Date Committee..............25
                           6.       Powers and Duties of the Plan Agent.................................26
                           7.       Corporate Action....................................................26
                           8.       Canceled Documents..................................................26
                           9.       Vesting of Assets...................................................26
                           10.      Assumption of Liabilities...........................................26
                           11.      Winding Up Affairs..................................................26
                           12.      Maintenance, Safekeeping and Liquidation of Assets..................27
                           13.      Distributable Cash..................................................27
                           14.      No Court Involvement or Supervision.................................27

                                       ii

                           15.      Revocation..........................................................27
                           16.      Record Keeping and Information  ....................................28
                           17.      Payment of Post-Confirmation Quarterly Fees.........................28
                           18.      Release of Liens....................................................28
         F.       Provisions Governing Distribution.....................................................28
                           1.       Distributions.......................................................28
                           2.       Delivery of Distributions...........................................28
                           3.       Time Bar to Cash Payments...........................................28
                           4.       De Minimis Distributions ...........................................29
                           5.       No Interest Unless Otherwise Provided...............................29
         G.       Procedures for Resolving and Treating Contested and
                  Contingent Claims.....................................................................29
                           1.       Objection Deadline..................................................29
                           2.       Responsibility for Objecting to Claims..............................29
                           3.       Administration of Contested Claims..................................30
                                    a.      No Distribution Pending Allowance...........................30
                                    b.      Contested Claims Reserve....................................30
                                    c.      Distribution After Allowance................................30
                                    d.      Distribution After Disallowance.............................30
         H.       Executory Contracts and Leases........................................................30
                           1.       General Treatment: Rejected If Not Assumed..........................30
                           2.       Bar to Rejection Damages............................................31
                           3.       Rejection Claims....................................................31
         I.       Maintenance of Causes of Action.......................................................31
         J.       Conditions Precedent to Effectiveness of Plans........................................31
         K.       Consummation of the Plans.............................................................31
                           1.       Retention of Jurisdiction...........................................31
                           2.       Abstention and Other Courts.........................................33
                           3.       Nonmaterial Modifications...........................................33
                           4.       Material Modifications..............................................33
         L.       Limited of Liability, Releases and Injunction.........................................33
                           1.       Exculpations........................................................33
                           2.       Limited Release.....................................................34
                           3.       Injunction .........................................................34
         M.       Miscellaneous Provisions..............................................................34
                           1.       Severability........................................................34
                           2        Setoffs ............................................................35
                           3.       Compliance with All Applicable Laws.................................35
                           4.       Binding Effect......................................................35
                           5.       Governing Law.......................................................35
                           6.       Payment of Statutory Fees ..........................................35
                           7        Timing of Distributions.............................................35

VIII.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..............................................35

IX.  SELECTED FINANCIAL INFORMATION.....................................................................37

                                       iii


X.  CONFIRMATION OF THE PLAN............................................................................37
         A.       Solicitation of Votes; Voting Procedures..............................................37
                           1.       Ballots and Voting Deadlines........................................37
                           2.       Parties in Interest Entitled to Vote................................37
                           3.       Definition of Impairment............................................38
                           4.       Classes Impaired Under the Plan.....................................38
                           5.       Vote Required for Class Acceptance..................................39
         B.       Confirmation Hearing..................................................................39
         C.       Requirements for Confirmation of the Plan.............................................40
         D.       Cramdown..............................................................................42

XI.  RISK FACTORS.......................................................................................44
         A.       Claim Resolution Risks................................................................44
         B.       Bankruptcy Risks......................................................................44
                           1.       Insufficient Acceptances............................................44
                           2.       Confirmation Risks..................................................44
         C.       Conditions Precedent..................................................................45

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........................................45
         A.       Chapter 7 Liquidation Alternative.....................................................45
         B.       Alternatives if Plan is not Confirmed.................................................45

XIII.  CONCLUSION.......................................................................................46


                                 I. INTRODUCTION

         Codon Pharmaceuticals, Inc. ("Codon") and Oncor, Inc. ("Oncor"), debtors and debtors-in-possession in the above-referenced jointly administered chapter 11 cases (the "Debtors"), submit this amended disclosure statement pursuant to section 1125 of the Bankruptcy Code regarding their proposed liquidating chapter 11 plans (the "Disclosure Statement"). This Disclosure Statement is to be used in connection with the solicitation of votes on the respective chapter 11 plans of liquidation proposed by each of the Debtors, dated November 12, 1999 (each a "Plan" and, collectively, the "Plans"). A copy of the Plan proposed by Oncor (the "Oncor Plan") is attached hereto as Exhibit A, and a copy of the Plan proposed by Codon (the "Codon Plan") is attached hereto as Exhibit B. Unless otherwise defined herein, terms used herein have the meanings ascribed thereto in the respective Plan of each Debtor (see Article I of the Plans entitled "Definitions").

         For a more detailed summary of the proposed treatment of your Claim or Equity Interest under the Plans, please see the charts below.

                         II. NOTICE TO HOLDERS OF CLAIMS

         The purpose of this Disclosure Statement is to enable creditors whose Claims are impaired to make an informed decision in exercising their right to vote to accept or reject the applicable Plan. Holders of such Codon Claims vote on the Codon Plan, and holders of such Oncor Claims vote on the Oncor Plan. Holders of both such Oncor Claims and Codon Claims vote on both Plans.

         THIS DISCLOSURE STATEMENT CONTAINS INFORMATION THAT
         MAY BEAR UPON YOUR DECISION TO ACCEPT OR REJECT THE
         APPLICABLE PLAN.   PLEASE READ THIS DOCUMENT WITH CARE.

         On November 12, 1999, the Bankruptcy Court signed an order pursuant to section 1125 of the Bankruptcy Code (the "Disclosure Statement Order") approving this Disclosure Statement as containing information of a kind, and in sufficient detail, adequate to enable a hypothetical, reasonable investor, typical of the solicited holders of Claims against and Equity Interests in either of the Debtors, to make an informed judgment with respect to the acceptance or rejection of the applicable Plan. A copy of the Disclosure Statement Order is included in the materials accompanying this Disclosure Statement. APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT REGARDING THE FAIRNESS OR MERITS OF EITHER OF THE PLANS.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         Each holder of a Claim entitled to vote to accept or reject either of the Plans should read this Disclosure Statement and the applicable Plan in their entirety before voting. Since Equity Interests will be canceled under the Plans, the Holders of Equity Interests are deemed to reject the Plans and, therefore, are not entitled to vote. No solicitation of votes to accept or reject either of the Plans may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. Except for the Debtors and their professionals, no person has been authorized to use or promulgate any information concerning the Debtors, their businesses, or their Plans, other than the information contained herein, in connection with the solicitation of votes to accept or reject the Plans. No holder of a Claim entitled to vote on either of the Plans should rely upon any information relating to the Debtors, their businesses, or the Plans, other than that contained in the Disclosure Statement and the exhibits thereto. Unless otherwise indicated, the sources of all information set forth herein are the Debtors and their professionals.

         After carefully reviewing this Disclosure Statement, including the attached exhibits, please indicate your acceptance or rejection of the Plan which will affect your Claim by voting in favor of or against that Plan on the enclosed ballot and returning the same to the address set forth on the ballot, in the enclosed return envelope so that it will be received by the Debtors' tabulation agent at the following address: Oncor, Inc. 15200 Shady Grove Road, Suite 350, Rockville, MD 20850, Attn: Donald Capretta, no later than 4:00 p.m., Eastern Time, on December 30, 1999.

         If you do not vote to accept the Plan which affects your Claim or if you are the holder of an unimpaired Claim, you may be bound by that Plan if it is accepted by the requisite holders of Claims. See "Confirmation of the Plans-Solicitation of Votes; Vote Required for Class Acceptance," and "Cramdown" below.

         TO BE SURE YOUR BALLOT IS COUNTED, YOUR BALLOT MUST BE RECEIVED NO LATER THAN 4:00 P.M., EASTERN TIME, ON DECEMBER 30, 1999. For detailed voting instructions and the name, address, and phone number of the person you may contact if you have questions regarding the voting procedures, see "Confirmation of the Plans-Solicitation of Votes; Voting Procedures-Parties In Interest Entitled to Vote" below.

         Pursuant to section 1128 of the Bankruptcy Code, the Bankruptcy Court has scheduled a hearing to consider confirmation of the Plans (the "Confirmation Hearing"), on January 12, 2000, at 12:30 p.m., Eastern Time, in the Courtroom of the Honorable Joseph J. Farnan, Jr., Chief United States District Court Judge, 844 King Street, Wilmington, DE 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of either of the Plans be filed and served on or before December 30, 1999 at 4:00 p.m., in the manner described under the caption, "Confirmation of the Plans-Confirmation Hearing" below.

         THE DEBTORS AND THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS SUPPORT CONFIRMATION OF THE PLANS AND URGE ALL CREDITORS TO ACCEPT THE PLANS.

                         III. EXPLANATION OF CHAPTER 11

A.       Overview of Chapter 11

         Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, a debtor in possession attempts to reorganize its business for the benefit of the debtor, its creditors, and other parties in interest. The present chapter 11 cases commenced with the filing of voluntary chapter 11 petitions by each of the Debtors on February 26, 1999. The chapter 11 cases are being jointly administered in the United States Bankruptcy Court for the District of Delaware under Case No. 99-436 (JJF).

         The commencement of a chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. In the present Chapter 11 Cases, the Debtors have remained in possession of their properties and have continued to operate their businesses as debtors in possession.

         The filing of a chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect prepetition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until the effective date of a confirmed plan of reorganization.

         The formulation of a chapter 11 plan is the principal purpose of a chapter 11 case. The plan sets forth the means for satisfying the claims against and interests in the debtor. Generally, unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a chapter 11 case (the "Exclusive Period"). However, section 1121(d) of the Bankruptcy Code permits the court to extend or reduce the Exclusive Period upon a showing of "cause." In this instance, the Bankruptcy Court extended the Exclusive Period by approximately 75 days after the Debtors demonstrated a showing of such cause. In any event, after the Exclusive Period has expired, a creditor or any other party in interest may file a plan, unless the debtor has filed a plan within the Exclusive Period, in which case, the debtor is generally given 60 additional days (the "Solicitation Period") during which it may solicit acceptances of its plan. The Solicitation Period may also be extended or reduced by the court upon a showing of "cause."

B.       Chapter 11 Plan

         Although often referred to as a plan of reorganization, a plan may provide anything from a complex restructuring of a debtor's business and its related obligations to a simple liquidation of the debtor's assets. In these cases, prior to the filing of the Plans, Oncor obtained Bankruptcy Court approval for the sale of a substantial portion of its assets, in accordance with the Bankruptcy Code. The Plans, as proposed by the Debtors, essentially provide for the liquidation of each of the Debtors' remaining assets and the use of all liquidation proceeds to pay their respective creditors on a pro rata basis-i.e., each creditor in a specific class will receive cash equal to the same percentage of his or her claim as every other creditor in that class, until every claim in that class is paid in full. Although the Debtors' estates may not have enough Cash to pay all Claims in full, each Creditor can be assured that all Creditors in the same Class will receive the same treatment.

         After a plan of reorganization has been filed, the holders of impaired claims against or interests in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, section 1125 of the Bankruptcy Code requires the debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to holders of Claims against the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.

         If all classes of claims and equity interests accept a plan of reorganization, the bankruptcy court may nonetheless still not confirm the plan unless the court independently determines that the plan satisfies the requirements of section 1129 of the Bankruptcy Code. Section 1129 sets forth the requirements for confirmation of a plan and, among other things, requires that a plan meet the "best interests" test and be "feasible." The "best interests" test generally requires that the value of the consideration to be distributed to the holders of claims and equity interests under a plan may not be less than those parties would receive if the debtor were liquidated pursuant to a hypothetical liquidation occurring under chapter 7 of the Bankruptcy Code. Under the "feasibility" requirement, the court generally must find that there is a reasonable probability that the debtor will be able to meet its obligations under its plan without the need for further financial reorganization.

         The Debtors believe that their Plans satisfy all the applicable requirements of section 1129(a) of the Bankruptcy Code, including, in particular, the "best interests of creditors" test and the "feasibility" requirement. The Debtors support confirmation of their respective Plans and urge all holders of impaired Claims to accept the applicable Plan.

         Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a plan of reorganization in order for the bankruptcy court to confirm the plan. At a minimum, however, the plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting in at least one class of impaired claims under the plan. The Bankruptcy Code also defines acceptance of the plan by a class of equity interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voting. In the present case, only the holders of Claims who actually vote will be counted as either accepting or rejecting the applicable Plan.

         Classes of claims or equity interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and thus are not entitled to vote. Accordingly, acceptances of a plan will generally be solicited only from those persons who hold claims or equity interests in an impaired class. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified in any way under the plan. Modification for purposes of determining impairment, however, does not include curing defaults and reinstating maturity or payment in full in cash. In addition, classes of claims or equity interests are deemed to reject a plan if such plan provides that the claims or equity interests of such class do not entitle the holders of such claims or equity interests to receive or retain any property under the plan. All classes of Claims other than Allowed Administrative Expenses and Priority Tax Claims under the Codon Plan are impaired, and thus entitled to vote on the Codon Plan. General Unsecured Claims and Subordinated Promethean Claims under the Oncor Plan are impaired, and thus entitled to vote on the Oncor Plan. The Debtors will not solicit the votes of holders of Equity Interests under either Plan, since the classes of Equity Interests are deemed to reject the Plans.

         The bankruptcy court may also confirm a plan of reorganization even though fewer than all the classes of impaired claims and equity interests accept it. For a plan of reorganization to be confirmed despite its rejection by a class of impaired claims or equity interests, the proponents of the plan must show, among other things, that the plan does not "discriminate unfairly" and that the plan is "fair and equitable" with respect to each impaired class of claims or equity interests that has not accepted the plan.

         Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class of rejecting claims if, among other things, the plan provides: (a) with respect to secured claims, that each such holder will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; and (b) with respect to unsecured claims and equity interests, that the holder of any claim or equity interest that is junior to the claims or equity interests of such class will not receive or retain on account of such junior claim or equity interest any property at all unless the senior class is paid in full.

         A plan does not "discriminate unfairly" against a rejecting class of claims if (a) the relative value of the recovery of such class under the plan does not differ materially from that of any class (or classes) of similarly situated claims, and (b) no senior class of claims is to receive more than 100% of the amount of the claims in such class.

         The Debtors believe that their Plans have been structured so that they will satisfy these requirements as to any rejecting class of claims, and can therefore be confirmed, if necessary, over the objection of any classes of claims. The Debtors, however, reserve the right to request confirmation of either or both of the Plans under the "cramdown" provisions of section 1129 of the Bankruptcy Code.

                            IV. OVERVIEW OF THE PLAN

A.       General

         1.       ONCOR PLAN

         The Oncor Plan provides for the orderly liquidation and distribution of Oncor's Assets in accordance with the priorities set forth in the Bankruptcy Code. The Oncor Plan provides for the payment of Administrative Expenses and Priority Tax Claims in Cash in full on or as soon as practicable after the Initial Distribution Date, the payment of the NTFC Capital Corp. Claim equal to the Deemed Collateral Value of the Allowed NTFC Capital Corp. Secured Claim with remaining funds to be used for payment of Other Priority Claims in full, and then General Unsecured Claims and Subordinated Promethean Unsecured Claims on a pro rata basis. Equity Interests in Oncor shall be canceled.

         2.       CODON PLAN

         The Codon Plan provides for the orderly liquidation and distribution of Codon's assets in accordance with the priorities set forth in the Bankruptcy Code. The Codon Plan provides for the payment of Administrative Expenses and Priority Tax Claims in Cash in full on or as soon as practicable after the Initial Distribution Date. Remaining funds will be used for the payment of General Unsecured Claims on a pro rata basis. Oncor is the only Holder of an Equity Interest in Codon. Under the Codon Plan, Oncor's Equity Interest shall be canceled.

B.       Classification and Treatment Summary

         1.       ONCOR PLAN

         The following table (Oncor Classes of Claims and Equity Interests) provides a summary of the classification and treatment under the Oncor Plan of Claims and Equity Interests. The Administrative Expenses and Priority Tax Claims shown below constitute Oncor's estimate of the amount of such Claims to be paid in cash on the Initial Distribution Date, taking into account amounts paid or projected to be paid prior to that date. The total amount of Claims shown below reflects Oncor's current estimate of the likely amount of such Claims, after the resolution by settlement or litigation of Claims that Oncor believes are subject to disallowance or reduction. Reference should be made to the entire Disclosure Statement and to the Oncor Plan for a complete description of the classification and treatment of Claims Against and Equity Interests in Oncor.

         a.       Unclassified Claims

         Unclassified Claims consist of Administrative Expenses and Priority Tax Claims, in accordance with section 1123(a)(1) of the Bankruptcy Code. Based on its books and records and its projections for future expenses through the Effective Date, Oncor presently estimates the amounts of such Claims as follows:

         Administrative Expenses, net of retainers              $520,000.00

         Priority Tax Claims                                    $127,000.00


         Final Fee Claims of professionals are subject to Bankruptcy Court approval. However, certain Fee Claims have been paid, in whole or in part, pursuant to orders already approved by the Bankruptcy Court(1). The estimate of Administrative Expenses includes the projections for unpaid professional fees and expenses incurred from the Petition Date through the Effective Date by:
Young Conaway Stargatt & Taylor, LLP (counsel for the Debtors); Brobeck, Phleger & Harrison, LLP (the Debtors' special corporate and securities counsel); Arthur Anderson, LLP (Oncor's auditors and tax advisors); Anderson Kill & Olick, P.C. (co-counsel to Official Committee of Unsecured Creditors); Walsh, Monzack & Monaco, P.A. (co-counsel to Committee of Official Unsecured Creditors); Susan Airhart (technical advisor to Official Committee of Unsecured Creditors); William W. MacDonald (Accounting Consultant); and John Tarcza (Patent Agent). Oncor also recognizes that certain additional Administrative Expenses may be incurred in continuing collection efforts and any additional mailings to creditors.

         The above estimates represent only those Administrative Expenses which Oncor estimates will be incurred and remain unpaid on or before the Effective Date. As the Plan provides for the retention and prosecution of estate causes of action by the Post-Effective Date Committee and the Plan Agent after confirmation, it is likely that the estate will incur significant legal and accounting expenses after the Effective Date. Such expenses, which cannot be estimated with any degree of certainty at this time, will be subject to the review of the Bankruptcy Court, after notice to parties in interest.

         The holder of any Administrative Expense other than (i) a Fee Claim,
(ii) a liability incurred and previously paid in the ordinary course of business by Oncor, or (iii) an Allowed Administrative Expense, must file with the Bankruptcy Court and serve on the Debtors, their counsel, and counsel for the Committee, notice of such Administrative Expense within twenty (20) days after the Effective Date. At a minimum, such notice must identify (i) the name of the holder of such Administrative Expense, (ii) the amount of such Administrative Expense, and (iii) the basis of such Administrative Expense. Failure to file this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

         Each Person asserting an Administrative Expense that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on the Office of the United States Trustee, Debtors' counsel and the Committee's counsel, a Fee Application within sixty (60) days after the Effective Date. Failure to file a Fee Application timely shall result in the Fee Claim being forever barred and discharged.

-------------
        (1) The Debtors estimate that total Fee Claims for these cases, net of retainers, will be approximately $770,000. As of the date of this Disclosure Statement, approximately $250,000 has been paid to professionals.

         An Administrative Expense with respect to which notice has been properly filed pursuant to section 4.1(a) of the Oncor Plan shall become an Allowed Administrative Expense if no Objection is filed within fifty (50) days after the Effective Date. If an Objection is timely filed, the Administrative Expense shall become an Allowed Administrative Expense only to the extent Allowed by Final Order. An Administrative Expense that is a Fee Claim, and with respect to which a Fee Application has been timely filed pursuant to section 4.1(b) of the Oncor Plan, shall become an Allowed Administrative Expense only to the extent Allowed by Final Order.

         Each holder of an Allowed Claim for an Administrative Expense shall receive, on account of such claim, (i) the amount of such holder's Allowed Claim in one Cash payment, as soon as practicable after the Initial Distribution Date, or (ii) such lesser treatment to which the holder of such Administrative Expense may agree in writing.

         Each holder of an Allowed Priority Tax Claim shall receive, on account of such claim, (a) the amount of such Allowed Claim in one Cash payment on or as soon as practicable after the Initial Distribution Date; or (b) such lesser treatment to which the holder of such Allowed Priority Tax Claim may agree in writing.

         2.       CODON PLAN

         The following table (Codon Classes of Claims and Equity Interests) provides a summary of the classification and treatment under the Codon Plan of Claims and Equity Interests. The Administrative Expenses and Priority Tax Claims shown below constitute Codon's estimate of the amount of such Claims to be paid in cash on or as soon as practicable after the Initial Distribution Date, taking into account amounts paid or projected to be paid prior to that date. The total amount of Claims shown below reflects Codon's current estimate of the likely amount of such Claims, after the resolution by settlement or litigation of Claims that Codon believes are subject to disallowance or reduction. Reference should be made to the entire Disclosure Statement and to the Codon Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                  a.       Unclassified Claims

         Unclassified Claims consist of Administrative Expenses and Priority Tax Claims, in accordance with section 1123(a)(1) of the Bankruptcy Code. Based on its books and records and its projections for future expenses through the Effective Date, Codon presently estimates the amounts of such Claims as follows:

         Administrative Expenses                                $       -0-

         Priority Tax Claims                                    $       -0-


         The holder of any Administrative Expense other than (i) a liability incurred and previously paid in the ordinary course of business by Codon, or
(ii) an Allowed

Administrative Expense, must file with the Bankruptcy Court and serve on Codon and its counsel, notice of such Administrative Expense within twenty (20) days after the Effective Date. At a minimum, such notice must identify (i) the name of the holder of such Administrative Expense, (ii) the amount of such Administrative Expense, and (iii) the basis of such Administrative Expense. Failure to file this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

         An Administrative Expense with respect to which notice has been properly filed pursuant to section 4.1(a) of the Codon Plan shall become an Allowed Administrative Expense if no objection is filed within fifty (50) days after the Effective Date. If an objection is timely filed, the Administrative Expense shall become an Allowed Administrative Expense only to the extent Allowed by Final Order.

         Each holder of an Allowed Claim for an Administrative Expense shall receive, on account of such claim, (i) the amount of such holder's Allowed Claim in one Cash payment, as soon as practicable after the Initial Distribution Date, or (ii) such lesser treatment to which the holder of such Administrative Expense may agree in writing.

         Each holder of an Allowed Priority Tax Claim, if any, shall receive, on account of such claim, (a) the amount of such Allowed Claim in one Cash payment on or as soon as practicable after the Initial Distribution Date; or (b) such lesser treatment to which the holder of such Allowed Priority Tax Claim may agree in writing.

C.       Classified Claims and Equity Interests

         The following are the Debtors' best estimates of the numbers and amounts of classified Claims and Equity Interests to receive treatment under their respective Plans. These estimates are based on an initial but incomplete review of the Claims Register and the Debtors' books and records. The Debtors have eliminated duplicative claims, and in instances where a timely filed proof of claim is less than the scheduled amount, the Debtors have used the lower number. The Debtors anticipate adjustments in the estimates set forth below may be necessary after the Claim verification process is complete.

         In many proofs of claim, the claimant seeks payment of amounts which may fall into two or more classes. Often, it is impossible to determine, from the face of the proof of claim, how the claim amount should be divided among classes. In these instances, the Debtors have relied on the Debtors' books and records with respect to the affected claimants. The figures set forth below represent the Debtors' best estimate at this time regarding allowable Claims and Equity Interests in each class. Holders should be advised, however, that the actual allowed amounts may vary significantly from the estimates provided below.

ONCOR


=========================================================================================================
                                                                    Treatment of Classes of
Oncor Classes of Claims and Equity                                 Claims and Equity Interests
          Interests
=========================================================================================================
Class O1: NTFC Capital Corp. Secured Claim                 Unimpaired.

Total Claims:   $18,435.00(2)                              On or as soon as practicable after the Initial
Total Holders:   1                                         Distribution Date, NTFC Capital Corp. shall
                                                           receive Cash equal to the Deemed Collateral
                                                           Value of the Allowed NTFC Capital Corp.
                                                           Secured Claim.

                                                           Estimated Recovery: 100%
---------------------------------------------------------------------------------------------------------
Class O2: Other Priority Claims                            Unimpaired.

Total Claims:   $12,600                                    On or as soon as practicable after the Initial
Total Holders: 3                                           Distribution Date, Allowed Other Priority
                                                           Claims shall receive Cash equal to the
                                                           amount of such Allowed Other Priority
                                                           Claim.

                                                           Estimated Recovery: 100%
---------------------------------------------------------------------------------------------------------

----------
    (2) Oncor continues to make monthly payments against the NTFC Capital Corp. Secured Claim.


=========================================================================================================
                                                                    Treatment of Classes of
Oncor Classes of Claims and Equity                                 Claims and Equity Interests
          Interests
=========================================================================================================
Class O3: General Unsecured Claims                         Impaired.

Total Claims:    $10,250,000(3)                            On or as soon as practicable after the Initial
                                                           Distribution Date, the holder of each Allowed
                                                           General Unsecured Claim shall receive a Pro
Total Holders:   Approximately 400                         Rata Share of the Distributable Cash, if any,
                                                           available after (a) all Allowed unclassified
                                                           Claims and all Allowed Claims in Classes O1
                                                           and O2 are paid in full and (b) the Contested
                                                           Claims Reserve is established for Contested
                                                           unclassified Claims and Contested Claims in
                                                           Classes O1 and O2.  The Plan Agent may
                                                           make subsequent distributions to holders of
                                                           Allowed General Unsecured Claims in
                                                           accordance with the formula set forth in the
                                                           Plan Section 5.3, the timing of which
                                                           distributions shall be in the Plan Agent's sole
                                                           discretion.

                                                           Estimated Recovery: [46-93%](4)
---------------------------------------------------------------------------------------------------------


--------
         (3) This estimate does not include a claim filed by Yale University for $17,500,000 (the "Yale Claim"). Oncor believes that there is no basis for this claim against Oncor.

         (4) This is Oncor's best estimate of the range of recovery at this time. The 46% recovery assumes that the Claims filed against Oncor (other than the Yale Claim) will be allowed for the full value of filed proofs of Claim. The 93 % estimate assumes that claims will be allowed only in the amounts scheduled by Oncor. It is impossible to predict the estimated recovery to any degree of certainty until the Bankruptcy Court determines the amounts of Allowed Claims.


=========================================================================================================
                                                                    Treatment of Classes of
Oncor Classes of Claims and Equity                                 Claims and Equity Interests
          Interests
=========================================================================================================
Class O4:  Subordinated Promethean                         Impaired.
Unsecured Claims

Total Claims:  $8,970.000.00                               The holders of Allowed Subordinated Promethean
Total Holders: Three                                       Unsecured Claims, if any, will receive no
                                                           distributions under the Plan unless and until
                                                           after (a) all Allowed unclassified Claims and
                                                           Allowed Claims in Classes O1 through O3 are
                                                           paid in full and (b) the Contested Claims
                                                           Reserve is established for Contested
                                                           unclassified Claims and Contested Claims in
                                                           Classes O1 through O3. Thereafter, if
                                                           Distributable Cash is available after such
                                                           distributions and the establishment of such
                                                           reserve, the holder of each Allowed
                                                           Subordinated Promethean Unsecured Claim shall
                                                           receive a Pro Rata Share of such remaining
                                                           Distributable Cash.

                                                           Estimated Recovery: 0%
---------------------------------------------------------------------------------------------------------
Class O5:  Equity Interests                                Impaired and deemed to reject the Plan.

Total  Holders: Approximately 471                          Each Holder of an Equity Interest shall not
                                                           receive any distribution under this Plan on
                                                           account of such Equity Interest, and such
                                                           Equity Interest shall be canceled on the
                                                           Effective Date.
=========================================================================================================

CODON

=========================================================================================================
                                                                   Treatment of Classes of
Codon Classes of Claims and Equity                               Claims and Equity Interests
          Interests
=========================================================================================================
Class C1: General Unsecured Claims                         Impaired.

Total Claims:   $22,736.000                                On or as soon as practicable after the Initial
                                                           Distribution Date, the holder of each Allowed
Total Holders:  Approximately 150                          General Unsecured Claim shall receive a Pro
                                                           Rata Share of the Distributable Cash, if any,
                                                           available after (a) payment in full of all
                                                           Allowed unclassified Claims and (b) the
                                                           Contested Claims Reserve is established for
                                                           Contested unclassified Claims and Contested
                                                           Claims in Class C1.  The Plan Agent may
                                                           make subsequent distributions to holders of
                                                           Allowed General Unsecured Claims in
                                                           accordance with the formula set forth in the
                                                           Plan Section 5.5, the timing of which
                                                           distributions shall be in the Plan Agent's sole
                                                           discretion.

                                                           Estimated Recovery: 0 - 1%
----------------------------------------------------------------------------------------------------------
Class C2:  Equity Interests                                Impaired and deemed to reject the Plan.

Total  Holders: 1                                          Each Holder of an Equity Interest shall not
                                                           receive any distribution under this Plan on
                                                           account of such Equity Interest, and such
                                                           Equity Interest shall be canceled on the
                                                           Effective Date.
=========================================================================================================

                     V. HISTORY AND BUSINESS OF THE DEBTORS

         A.       Description of Businesses

         As of February 26, 1999, (the "Petition Date"), Oncor and its wholly-owned subsidiary Codon had disposed of a significant portion of their assets and operations and had no revenues from operations. Their remaining assets consist primarily of certain intellectual property, licenses and an investment in marketable securities.

         B.       History

         Oncor was incorporated in Maryland in July 1983. Since its inception, Oncor developed, produced and marketed cancer-oriented genetic probes, related reagents, molecular biology products, and diagnostic products. Oncor also conducted preclinical studies for detection tests for certain leukemia, bladder cancer, lung cancer and certain blood cancers. Oncor was also developing or improving genetic test systems for the detection and management of significant life-threatening cancers, including breast cancer, bladder cancer, lung cancer and certain blood cancers. At the time that Oncor began disposing of its assets, in addition to its genetic test systems, Oncor manufactured and marketed for research purposes nearly 200 genetic probes to specific human genes, with related reagents and instrumentation, and a wide variety of molecular biology products to more than 1,700 customers worldwide..

         Codon (formerly known as OncorPharm, Inc.) was incorporated in Delaware on June 21, 1994 by Oncor to develop and commercialize therapeutic products using Oncor's technologies in the field of genetic repair and drug delivery. Codon performed research services for Oncor. Codon also undertook research activities in an effort to develop gene-repair compounds and other genetic therapies, based on technologies acquired, directly or indirectly, by exclusive license from Princeton University, Yale University ("Yale") and Johns Hopkins University ("JHU"). During 1995 and 1996, through a series of private equity financing, Oncor's ownership interest was reduced to approximately 42%. In February 1998, the Oncor acquired all remaining outstanding shares of Codon and on October 1, 1998, Codon ceased all operations.


                            VI. THE CHAPTER 11 CASES

A.       Factors Leading to Chapter 11 Filings

         Oncor and Codon have not been profitable since their inception. The Oncor and Codon business niche was highly competitive and was full of high risk and high reward ventures. While Oncor and Codon enjoyed substantial standing in the financial, academic and research communities, neither ever achieved commercial success.

         In June 1997, the Debtors entered into an agreement with Lehman Brothers ("Lehman") as their sole and exclusive agent for the purpose of providing financial advisory services that included identifying strategic opportunities to increase stockholder value (including, without limitation, the sale of the Debtors), advising the Debtors concerning opportunities for such strategic opportunities or sales and, as requested, to participate on the Debtors' behalf in negotiations concerning any such sales. The initial term of the agreement was for one year, and the term was extended in May of 1998 for an additional three months. Many contacts were made with potential purchasers, correspondence was exchanged and presentations were made, but no sales were achieved through Lehman's efforts.

         As a result of continuing operating losses, settlement of costly litigation, decreasing cash flow, inability to find a buyer, and inability to raise additional capital, beginning in the second quarter of 1998, Oncor's management began to reduce the scope of operations and ongoing operating expenses by disposing of significant portions of its business and related assets.

         On April 9, 1998, Oncor completed a transaction with Vysis, Inc. in which it conveyed to Vysis for $0.5 million in cash and full rights and title to its non-oncology genetics probe assets ("Genetics Assets"), consisting primarily of inventories and intellectual property, in exchange for two licenses to patents owned or licensed to Vysis. (These two licenses were surrendered in the November 24, 1998 transaction discussed below.) In addition, the parties settled all legal action between them with respect to a suit brought by Vysis against Oncor in September 1995.

         On June 30, 1998, Oncor sold its research products assets, consisting primarily of inventory, laboratory equipment and intellectual property, to Intergen Company for cash consideration of $3.1 million.

         On September 28, 1998, pursuant to a plan of merger between Oncormed, Inc. and Gene Logic, Inc., Oncor exchanged all of its holdings of shares in Oncormed for shares of common stock of Gene Logic, Inc.

         On November 23, 1998, Oncor voluntarily surrendered assets related to its in situ Hybridization business to certain of its secured creditors. Those creditors contemporaneously sold these assets to Ventana Medical Systems.

         On February 10, 1999, Oncor sold its 80% interest in Appligene Oncore, a French company, to Quantum Biotechnologies for $1 million.

         Following the sale of its interest in Appligene, Oncor's remaining assets consisted of intellectual property, licenses and its investment in the Gene Logic, Inc. common stock (presently 390,570 shares).

         Oncor and Codon had no significant cash reserves, and their remaining assets were not sufficient to meet their liabilities. In January 1999, Oncor's Board of Directors engaged Mr. Joseph R. Shaya and his company to manage the Oncor business as a consulting professional. As of February 25, 1999, Mr. Shaya became the Acting Chief Executive Officer and President of Oncor and Codon.

B.       Commencement of the Chapter 11 Cases

         On February 26, 1999, Oncor and Codon filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Pursuant to Bankruptcy Code sections 1107 and 1108, the Debtors have continued to manage their assets as debtors in possession. No trustee or examiner has been sought or appointed in these cases. On April 19, 1999, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Committee").

C.       Significant Postpetition Events

         1.       Sales of Assets

                  a.       License Agreements with JHU

         From October of 1993 through March 31, 1996, Oncor entered into nine license agreements with JHU, which provided Oncor the right to make, have made, use, and/or sell all products and methodologies covered by certain patent rights relating to technologies in the field of cancer research.

         Pursuant to a letter of intent dated June 8, 1999, AstraZeneca Diagnostics ("Zeneca") offered to pay $2.75 million (the "Zeneca Offer") for seven of the licenses (the "JHU Licenses"). However, the Zeneca Offer was contingent upon, inter alia, the completion of a due diligence review of the JHU Licenses and other related documents and the entry into a collaborative research agreement with JHU.

         On June 30, 1999, Oncor filed a motion to approve the assumption, sale and assignment of the JHU Licenses to Zeneca (the "Motion"), subject to higher and better offers and contingent upon (i) the negotiation and execution of an acceptable assignment and purchase agreement, and (ii) Court approval. A hearing was scheduled for August 3, 1999 to consider the Motion. Prior to the hearing on the Motion, Oncor received a competing bid from Virco, N.V. ("Virco") for the JHU Licenses. To afford Oncor and the Committee an opportunity to further evaluate the Zeneca Offer and the competing Virco offer, the Bankruptcy Court adjourned the hearing to August 31, 1999.

         Thereafter, Oncor and Virco continued their discussions and negotiations concerning the sale and assignment of the JHU Licenses. Virco also offered to pay $2.75 million for the JHU Licenses, and its offer was contingent only upon Bankruptcy Court approval. Accordingly, on August 24, 1999, Oncor filed an amended motion (the "Amended Motion"), pursuant to which Oncor sought the entry of an order (i) approving the assumption of the JHU Licenses by Virco for $2.75 million, pursuant to section 365(a) of the Bankruptcy Code, (ii) approving, subject to higher and better offers, the sale and assignment of the JHU Licenses, as well as the transfer of all clinical samples in Oncor's possession which relate to the JHU Licenses, to Virco pursuant to sections 365(f) and 363 of the Bankruptcy Code,

(iii) fixing the cure obligations under the JHU Licenses, and (iv) approving certain bidding procedures. At a hearing conducted on August 31, 1999, the Bankruptcy Court approved the Amended Motion. On September 9, 1999 the sale to Virco closed.

                  b.       Sunrise(TM) Properties

                  Sunrise(TM) Properties consists of Oncor's patent rights related to the compounds (proprietary oligonucleotide primers), methods and reagents for the simultaneous amplification and detection of DNA in a closed tube format it previously markets under the trademark "Sunrise." The commercial applications of the Sunrise(TM) Properties include assays, kits and reagents for detecting genetic diseases (including cancer) and infectious diseases by homogenous fluorescence detection of amplification of a target nucleic acid sequence.

                  Pursuant to an August 10, 1999 offer letter, Intergen Company ("Intergen") agreed to pay $525,000 for the Sunrise(TM) Technologies. On August 13, 1999, Oncor filed a motion for approval of the sale of the Sunrise Properties to Intergen, subject to higher and better offers, and to approve a compromise settlement with Intergen (the "Intergen Motion"). The Intergen Motion was also approved by the Bankruptcy Court on August 31, 1999.

                  As part of the sale of the Sunrise(TM) Properties, Oncor has also agreed to transfer to Intergen all of Oncor's rights under and obligations as licensor under a certain license agreement dated April 1, 1998 ( the "Becton Agreement") between Oncor and Becton Dickinson and Company ("Becton"). Under the Becton Agreement, Oncor granted Becton, among other things, a non-exclusive license to certain of the technologies encompassed in the Sunrise(TM) Properties.

                  Contingent upon the sale of the Sunrise(TM) Technologies, Intergen further agreed to a settlement and compromise (the "Settlement and Compromise") of its outstanding obligations under a prepetition agreement between Oncor and Intergen. Under that agreement, Intergen is obligated to pay to Oncor the sum $150,000 in monthly installments of $6,250 in consideration for certain property rights previously obtained from Oncor. To date, Intergen has paid $43,750. Pursuant to the Settlement and Compromise, Intergen agreed to pay Oncor $75,000 in full and final satisfaction of all of its remaining obligations under such agreement. On September 15, 1999, the sale to Intergen closed.

         2.       Litigation

                  a.       RCAT Partners L.L.C.

                  Yale discovered Rolling Circle Amplification Technology ("RCAT"), an isothermal nucleic acid amplification system that allows for accurate and sensitive detection of mutations in DNA and thus can be used to detect not only forms of many diseases, but also the presence of infectious disease agents such as viruses and bacteria.

                  In order to develop applications for this technology, Yale formed RCAT Partners L.L.C. ("RCAT Partners"), limited liability company consisting of three members: Yale, Oncor and Molecular Staging Inc. ("MSI"). Pursuant to a License Agreement dated March 5, 1998, Yale licensed to RCAT Partners the rights to RCAT patent applications. Under the License, RCAT Partners received exclusive, worldwide rights relating to the RCAT Technology. RCAT Partners sublicensed separately to Oncor and MSI the right to utilize the RCAT patents in certain fields of use.

                  On May 10, 1999, RCAT Partners filed a motion (the "RCAT Motion") seeking a declaratory judgment that the RCAT Partners' sublicense to Oncor (the "Oncor Sublicense") was validly terminated pre-petition or, in the alternative, seeking relief from the automatic stay. Although opposed by both Oncor and the Committee, the Bankruptcy Court granted the RCAT Motion. The parties agreed to extend the time for Oncor and the Committee to appeal that decision, while the parties discussed a settlement.

                  On May 12, 1999, MSI and Yale commenced an adversary proceeding (the "MSI/Yale Complaint") seeking a declaration that the operating agreement forming RCAT Partners is null and void ab initio. On June 21, 1999 Oncor filed an answer to the MSI/Yale Complaint, denying the allegations therein and asserting certain affirmative defenses and counterclaims. On July 12, 1999, MSI and Yale filed a reply to the Oncor Counterclaims, denying the allegations set forth therein, and asserting certain affirmative defenses thereto.

                  Ultimately, Oncor, RCAT Partners, Yale and MSI resolved their dispute concerning the RCAT Motion and the MSI/Yale Complaint. On August 18, 1999, Oncor filed a motion for approval of such settlement (the "RCAT Settlement Motion"), which provides for RCAT Partners, Yale and MSI to pay Oncor $700,000, in exchange for Oncor's agreement to, inter alia, waive any and all of its rights, title and interest to and in the RCAT Technology and to relinquish its interest in RCAT Partners. The Bankruptcy Court approved the RCAT Settlement Motion on August 31, 1999. On September 15, 1999, Oncor received the $700,000 settlement payment.

D.       Other Assets of the Debtors

         1.       Gene Logic, Inc.  Stock (Oncor)

         As of the Petition Date, Oncor owned 390,573 shares of common stock of Gene Logic Inc. ("Gene Logic"). Gene Logic's stock is publicly traded on the NASDAQ exchange under the symbol GLGC. By Order dated October 1, 1999, the Bankruptcy Court authorized Oncor to sell the Gene Logic stock at the best price available. As of November 4, 1999, Oncor sold all of its shares of the Gene Logic stock, at an average price of $6.55 per share, yielding a recovery of $2.547 million.

         2.       Miscellaneous Assets

                  On September 29, 1999, Oncor filed a motion to sell certain miscellaneous assets, including a substantial portion of its office furniture and equipment and lab equipment to Virco for $27,500. The Debtors also currently own certain miscellaneous assets which include bank accounts, intellectual property, accounts receivables, general intangibles, and security deposits. Oncor believes the value of such tangible assets, other than any causes of action which may be brought, is less than $50,000.

         3.       Codon Assets

                  On September 29, 1999, the Debtors filed a motion for approval of the sale of certain Codon patents to AGI Dermatics, subject to higher and better offers, for a cash payment of $25,000 plus additional milestone payments to be received over time. Codon has received a competing offer for such patents and is currently evaluating both offers. In addition, Codon maintains a bank account in the amount of $22,000.

E.       Assets Available for Distribution

           Oncor's cash on hand in its bank accounts totals $6,000,000, which is comprised of the proceeds of the asset sales described above. In addition, as stated above, Oncor anticipates recovery of approximately an additional $50,000 from the sale of its miscellaneous tangible assets. After liquidation of Codon's remaining patents, Codon believes it will have approximately $47,000 available for distribution to its creditors.


F.       Representation of the Debtors

         The Debtors retained and have been represented in these Chapter 11 Cases by the law firm of Young Conaway Stargatt and Taylor, LLP ("Young Conaway") as reorganization counsel, the law firm of Brobeck, Phleger & Harrison, LLP ("Brobeck") as special corporate and securities counsel, and Arthur Anderson, LLP as auditors and tax advisors.

G.       The Committee

         Following its formation on April 19, 1999 by the Office of the United States Trustee, the Committee thereafter retained the law firms of Anderson Kill & Olick, P.C. and Walsh, Monzack and Monaco, P.A. as its co-counsel. In addition, the Committee retained Susan Airhart as its technical advisor.

H.       Schedules and Bar Date

         1.       Setting of Bar Date and Filing of Schedules

         The Bankruptcy Court set June 18, 1999 (the "Bar Date") as the general bar date for filing proofs of claim on account of prepetition claims against the Debtors. Individual notices were mailed to all known and scheduled creditors. The Debtors are expected to vigorously prosecute objections to claims, as appropriate, after an analysis of such claims.

         Oncor has scheduled an aggregate of approximately $13,194,815 of general unsecured claims and Codon has scheduled an aggregate of approximately $4,396,288 of general unsecured claims.

                   VII. SUMMARY OF THE PLANS OF REORGANIZATION

A.       General

         THE FOLLOWING IS A SUMMARY OF THE MATTERS CONTEMPLATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH THE CONSUMMATION OF THE PLANS. THIS SUMMARY HIGHLIGHTS THE SUBSTANTIVE PROVISIONS OF THE PLANS AND IS NOT, NOR IS IT INTENDED TO BE, A COMPLETE DESCRIPTION OR A SUBSTITUTE FOR A FULL AND COMPLETE REVIEW OF THE PLANS.

         The Plans classify the various Claims against and Equity Interest in each of the Debtors. These classes take into account the different nature and priority of Claims against and Equity Interests in the Debtors. In addition, in accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses and Priority Tax Claims are not classified for purposes of voting or receiving distributions under either Plan. Rather, all such Claims are treated separately under their respective Plan as unclassified Claims.

                  All classes of Claims other than Allowed Administrative Expenses and Priority Tax Claims under the Codon Plan are impaired, and thus entitled to vote on the Codon Plan. General Unsecured Claims and Subordinated Promethean Claims under the Oncor Plan are impaired, and thus entitled to vote on the Oncor Plan. Since Equity Interests of Oncor and Codon shall be canceled under the Plans and are therefore deemed to reject the Plans, the Debtors are not soliciting the votes of Holders of Equity Interests. See "Confirmation of the Plans-Solicitation of Votes; Voting Procedures" below.


B.       Classification and Treatment of Claims and Equity Interests

         The Plans classify Claims and Equity Interests separately in accordance with the requirements of the Bankruptcy Code and provide different treatment for different Classes of Claims and Equity Interests. Only holders of Allowed Claims are entitled to receive distributions under the Plans. Allowed Claims are Claims that are not in dispute, are not contingent, are liquidated in amount, and are not subject to objection or estimation. Initial distributions or other transfers of Cash or other consideration specified in the Plan otherwise available to the holders of Allowed Claims or Equity Interests will be made (a) on or as soon as practicable after the Initial Distribution Date or (b) the date as soon as practicable, but within thirty (30) days after the date on which a Contested Claim becomes an Allowed Claim, as otherwise provided in the Plans, or as may be ordered by the Bankruptcy Court.

         Article II of each of the Plans classify the Claims and Equity Interests of the respective Debtor. Articles IV and V of the Plans provide for the treatment of Claims and Equity Interests. The following discussion summarizes the classification scheme and treatment method proposed by and for the Debtors and is qualified in its entirety by the terms of the Plans, which are attached hereto as Exhibits A and B, and which you should read carefully in considering whether to vote to accept or reject either Plan.

         1.       Oncor

                  a.       Unclassified Claims

                           i.       Administrative Expenses

         An Administrative Expense is any Claim arising after the Petition Date and prior to the Effective Date constituting a cost or expense of administration of the chapter 11 case allowed under subsections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of Oncor, any actual and necessary expenses of operating the business of Oncor, all compensation or reimbursement of expenses to the extent allowed pursuant to sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of Oncor under section 1930, chapter 123 of title 28 of the United States Code, and any Claim against Oncor arising after the Petition Date and prior to the Effective Date.

         The holder of any Administrative Expense against Oncor other than (i) a Fee Claim, (ii) a liability incurred and previously paid in the ordinary course of business by Oncor, or (iii) an Allowed Administrative Expense against Oncor, must file with the Bankruptcy Court and serve on Oncor, its counsel and Committee's counsel, notice of such Administrative Expense within twenty (20) days after the Effective Date. At a minimum, such notice must identify (i) the name of the holder of such Administrative Expense, (ii) the amount of such Administrative Expense, and (iii) the basis of such Administrative Expense. Failure to file this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

         Because the Debtors believe that substantially all of the Fee Claims asserted in these cases will relate to services rendered for and on behalf of Oncor, rather than Codon, all Fee Claims, to the extent approved by the Bankruptcy Court, shall be paid by Oncor.

         Each Person asserting an Administrative Expense against Oncor that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on the U. S. Trustee, Oncor's counsel and the Committee's counsel, a Fee Application within sixty (60) days after the Effective Date. Failure to file a Fee Application timely shall result in the Fee Claim being forever barred and discharged.

         An Administrative Expense with respect to which notice has been properly filed pursuant to section 4.1(a) of the Oncor Plan shall become an Allowed Administrative Expense if no objection is filed within fifty (50) days after the Effective Date. If an objection is timely filed, the Administrative Expense shall become an Allowed Administrative Expense only to the extent Allowed by Final Order. An Administrative Expense that is a Fee Claim, and with respect to which a Fee Application has been timely filed pursuant to section 4.1(b) of the Oncor Plan, shall become an Allowed Administrative Expense only to the extent Allowed by Final Order.

         Each holder of an Allowed Claim for an Administrative Expense against Oncor shall receive, on account of such claim, (i) the amount of such Allowed Administrative Expense in one Cash payment on or as soon as practicable after the Initial Distribution Date, or (ii) such lesser treatment to which the holder of such Administrative Expense may agree in writing.

                           ii.      Priority Tax Claims

         A Priority Tax Claim is any Claim against Oncor that is entitled to priority in accordance with section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured claims of governmental units for taxes. Each holder of an Allowed Priority Tax Claim shall receive, on account of such Claim,
(a) the amount of such Allowed Claim in one Cash payment on or as soon as practicable after the Initial Distribution Date; or (b) such lesser treatment to which the holder of such Allowed Priority Tax Claim may agree in writing.

                  b.       Classified Claims and Equity Interests

                           i.       Class O1 -  NTFC Capital Corp. Secured Claim

         Class O1 consists of the Secured Claim of NTFC Capital Corp. Oncor estimates that claims in this class will be approximately $18,435. On or as soon as practicable after the Initial Distribution Date, NTFC Capital Corp. shall receive a Cash distribution equal to the deemed collateral value of the Allowed NTFC Capital Corp. Secured Claim.

Class O1 is unimpaired, is deemed to have accepted the Oncor Plan and, accordingly, shall not be entitled to vote on the Oncor Plan.

                           ii.      Class O2 - Other Priority Claims

                  Class O2 consists of the unsecured priority claims of three former employees or officers of Oncor, entitled to priority in accordance with section 507(a) of the Bankruptcy Code for wages earned within 90 days before the Petition Date up to $4,300 per employee. On or as soon as practicable after the Initial Distribution Date, the holders of Allowed Class 02 Claims shall receive Cash distributions equal to their Allowed Other Priority Claims .

Class O2 is unimpaired, is deemed to have accepted the Oncor Plan and, accordingly, shall not be entitled to vote on the Oncor Plan.

                           iii.     Class O3 - General Unsecured Claims

                  Class O3 consists of the holders of general unsecured obligations of Oncor. Oncor estimates that the claims in Class O3 will be approximately $10.25 million(5). The holder of each Allowed General Unsecured Claim against Oncor shall receive a Pro Rata Share of the Distributable Cash, if any, on or as soon as practicable after the Initial Distribution Date, available after (a) payment in full of all Allowed unclassified Claims and all Allowed Claims in Classes O1 and O2 and (b) the Contested Claims Reserve has been established for Contested unclassified Claims and Contested Claims in Classes 1 and 2. The Plan Agent will make subsequent distributions to holders of Allowed General Unsecured Claims, the timing of which shall be in the discretion of the Post-Effective Date Committee.

----------------
         (5) This estimate does not include a claim filed by Yale University for $17,500,000. Oncor believes that there is no basis for this claim against Oncor.

Class O3 is impaired and is therefore entitled to vote on the Plan.

                          iv.      Class O4 - Subordinated Promethean Unsecured
Claims

                  Class O4 consists of Subordinated Promethean Unsecured Claims. The Debtors estimate that the claims in Class O4 will be approximately $8.554 million. The holders of Allowed Subordinated Promethean Unsecured Claims against Oncor, if any, will receive no distributions under the Plan unless and until after (a) all Allowed unclassified Claims and Allowed Claims in Classes O1 through O3 are paid in full and (b) the Contested Claims Reserve is established for all Contested unclassified Claims and Contested Claims in Classes O1 through O3. Thereafter, if Distributable Cash is available after such distributions of such reserve, the holder of each Allowed Subordinated Promethean Unsecured Claim shall receive, if any, a Pro Rata Share of such remaining Distributable Cash.

Class O4 is impaired and is therefore entitled to vote on the Plan.

                           v.       Class O5 - Equity Interests

                  Class O5 consists of the claims of holders of Oncor preferred and common stock. Each Holder of an Equity Interest shall not receive any distribution under this Plan on account of such Equity Interest, and each such Equity Interest shall be canceled on the Effective Date.

Because Class O5 is not receiving any consideration under the Plan, Class O5 is impaired and is presumed to have rejected the Plan.

         2.       Codon Pharmaceuticals, Inc.

                  a.       Unclassified Claims

                           i.       Administrative Expenses

         An Administrative Expense is any Claim arising after the Petition Date and prior to the Effective Date constituting a cost or expense of administration of the chapter 11 case allowed under subsections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of Codon, any actual and necessary expenses of operating the business of Codon, and any fees or charges assessed against the estate of Codon under section 1930, chapter 123 of title 28 of the United States Code, and any Claim against Codon arising after the Petition Date and prior to the Effective Date.

         The holder of any Administrative Expense against Codon other than (i) a liability incurred and previously paid in the ordinary course of business by Codon, or (ii) an Allowed Administrative Expense, must file with the Bankruptcy Court and serve on Codon, its counsel and the Committee's counsel, notice of such Administrative Expense within twenty (20) days after the Effective Date. At a minimum, such notice must identify (i) the name of the holder of such Administrative Expense, (ii) the amount of such Administrative Expense, and (iii) the basis of such Administrative Expense. Failure to file this notice timely and properly shall result in the Administrative Expense being forever barred and discharged.

         Because the Debtors believe that substantially all of the Fee Claims asserted in these cases will relate to services rendered for and on behalf of Oncor, rather than Codon, all Fee Claims, to the extent approved by the Bankruptcy Court, shall be paid by Oncor.

         An Administrative Expense with respect to which notice has been properly filed pursuant to section 4.1(a) of the Codon Plan shall become an Allowed Administrative Expense if no objection is filed within fifty (50) days after the Effective Date. If an objection is timely filed, the Administrative Expense shall become an Allowed Administrative Expense only to the extent Allowed by Final Order.

         Each holder of an Allowed Claim for an Administrative Expense against Codon shall receive, on account of such claim, (i) the amount of such Allowed Administrative Expense in one Cash payment on or as soon as practicable after the Initial Distribution Date, or (ii) such lesser treatment to which the holder of such Administrative Expense may agree in writing.

                           ii.      Priority Tax Claims

         A Priority Tax Claim is any Claim against Codon that is entitled to priority in accordance with section 507(a)(8) of the Bankruptcy Code. These Claims consist of certain unsecured claims of governmental units for taxes. Each holder of an Allowed Priority Tax Claim shall receive, on account of such Claim,
(a) the amount of such Allowed Claim in one Cash payment on or as soon as practicable after the Initial Distribution Date; or (b) such lesser treatment to which the holder of such Allowed Priority Tax Claim may agree in writing.

                  b.       Classified Claims and Equity Interests

                           i.       Class C1 - General Unsecured Claims

                  Class C1 consists of the holders of general unsecured obligations of Codon. Codon estimates that the claims in Class C1 will be approximately $22.7 million. On or as soon as practicable after the Initial Distribution Date, the holder of each Allowed General Unsecured Claim of Codon shall receive a Pro Rata Share of the Distributable Cash, if any, available after (a) payment in full of all Allowed unclassified Claims and (b) the Contested Claims Reserve is established for Contested unclassified Claims.

Class C1 is impaired and is therefore entitled to vote on the Plan.

                           ii.      Class C2 - Equity Interests

                  Class C2 consists of the Equity Interest of Oncor in Codon. Oncor shall not receive any distribution under this Plan on account of such Equity Interest, and such Equity Interest shall be canceled on the Effective Date.

Because Class C2 is not receiving any consideration under the Plan, Class C2 is impaired and automatically presumed to have rejected the Plan.

C.       Estimation of Amounts of Claims

         The amounts of all Claims contained herein are estimated as of the date of this Disclosure Statement. The Debtors have begun, but not completed, the process of verifying proofs of Claim and reconciling the amounts sought therein with their respective books and records. The Debtors anticipate that adjustments in the estimates of the Claims set forth herein may be necessary after the Claim verification process is completed.

D.       Acceptance or Rejection of Plan

         1.       Classes Entitled to Vote

         Each impaired Class of Claims shall be entitled to vote separately to accept or to reject the Plan which affects their Claim. Any unimpaired Class of Claims shall not be entitled to vote to accept or to reject either Plan. Under the Codon Plan, General Unsecured Claims are impaired and therefore will be solicited to vote on the Plan. Under the Oncor Plan, General Unsecured Claims and Subordinated Promethean Claims are impaired and therefore will be solicited to vote on the Oncor Plan. Equity Interests shall be canceled and thus are deemed to have rejected the respective Plan.

         2.       Class Acceptance Requirement

         A Class of Claims shall have accepted a respective Plan if it is accepted by at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have voted on that Plan. A Class of Equity Interests shall have accepted a respective Plan if it is accepted by at least two-thirds (2/3) of the number of the Allowed Equity Interests in such Class that have actually voted on that Plan.

         3.       Cramdown

         This section shall constitute the Debtors request, pursuant to section 1129(b)(1), that the Bankruptcy Court confirm their respective Plan notwithstanding the fact that the requirements of section 1129(a)(8) may not be met.

         4.       Cure Payments and Release of Liability

         All cure payments, if any, which may be required by Bankruptcy Code section 365(b)(1) under any executory contract or unexpired lease that is assumed, or assumed and assigned, under the Plans shall be made by the respective Debtor on the Initial Distribution Date; provided, however, in the event of a dispute regarding the amount of any cure payments, the cure of any other defaults, the ability of such Debtor to provide adequate assurance of future performance, or any other matter pertaining to assumption or assignment, the specific Debtor liable for the cure payment shall make such cure payments and cure such other defaults and provide adequate assurance of future performance, all as may be required by Bankruptcy Code section 365(b)(1), following the entry of a Final Order resolving such dispute. To the extent that a party to an assumed executory contract or unexpired lease has not filed an appropriate pleading with the Bankruptcy Court on or before the thirtieth (30th) day after the Effective Date disputing the amount of any cure payments offered to it by the affected Debtor, disputing the cure of any other defaults, disputing the promptness of the cure payments, or disputing the provisions of adequate assurance of future performance, then such party shall be deemed to have waived its right to dispute such matters.

E.       Means of Implementation of the Plan

         1.       Dissolution of Committee

         On the Effective Date, the Committee shall be dissolved and its members, professionals and agents shall be deemed released of their duties, responsibilities, and obligations and shall be without further duties, responsibilities, and authority in connection with the Debtors, these Chapter 11 Cases, the Plans, or their implementation.


         2.       Post-Effective Date Committee

         A Post-Effective Date Committee shall be formed, created, and constituted as of the Effective Date. The Post-Effective Date Committee shall consist of two or three members of the Committee. The current members of the Committee and a listing of the claims they assert are as follows:

                  o Saul Holdings Limited Partnership - $657,072.25 Claim against Oncor
                  o VWR Corporation, d/b/a VWR Scientific Products - $36,995.76 Claim against Oncor
                  o   Alan R.  Shuldiner - $61,333.00 Claim against Codon
                  o American Express Travel Related Services Co., Inc. - $48,183.67 Claim against Oncor
                  o   Bowne of New York City, Inc. - $43,833.25 Claim against
                      Oncor
                  o   Don Schaaf & Friends, Inc. - $297,686.55 Claim against
                      Oncor
                  o   Porter, Levay & Rose, Inc. - $37,086.78 Claim against
                      Oncor

 The Members of the Post-Effective Date Committee shall be identified in a notice to be filed with the Bankruptcy Court no later than twenty (20) days before the Confirmation Hearing. The Post-Effective Date Committee shall continue to exist to the extent necessary to effect the provisions of the Plans. The Post-Effective Date Committee shall adopt such bylaws, if any, as they deem appropriate, which shall provide for the governance of the Post-Effective Date Committee, including respecting the appointment of substitute members. The Post-Effective Committee shall be dissolved as soon as practicable after the earlier of (a) payment in full of Claims, and (b) closing of the Chapter 11 Cases.

         3.       Post-Effective Date Committee Compensation

         The members of the Post-Effective Date Committee shall serve without compensation, except that they shall be entitled to reimbursement of reasonable out-of-pocket expenses by the Post Confirmation Debtors. The expenses of the members of the Post-Effective Date Committee shall be paid upon the monthly submission of bills to the Post-Confirmation Debtors and the members of the Post-Effective Date Committee and paid from Distributable Cash if no objection is received within five (5) business days following delivery of any bills. If there is a dispute as to the amount of any bill, such dispute shall be submitted to the Bankruptcy Court for determination of reasonableness. The Bankruptcy Court will retain jurisdiction to resolve any dispute regarding the payment of such expenses.

         4.       Retention of Professionals

         The Post-Effective Date Committee shall have the right to retain the services of attorneys, accountants, and other agents, including a Plan Agent that, in the discretion of the Post-Effective Date Committee, are necessary to assist the Post-Effective Date Committee in the performance of its duties. The Plan Agent shall be retained by the Post-Effective Date Committee, as of the Effective Date. The fees and expenses of such professionals shall be paid by the Post-Confirmation Debtors from Distributable Cash upon approval by the Bankruptcy Court, after notice to parties in interest. Except as otherwise provided herein, no action of the Bankruptcy Court beyond entry of the Confirmation Order shall be required with respect to actions by the Post-Effective Date Committee regarding the retention of professionals or other agents. Compensation to the Plan Agent shall be set forth in an agreement between the Committee and the Plan Agent to be filed with the Bankruptcy Court no later than ten (10) days before the Confirmation Hearing.

         5.       Powers and Duties of the Post-Effective Date Committee

         The Post-Effective Date Committee shall have the powers, duties and obligations specified in the Plan, which shall include the power to bring, settle or decide not to bring, on behalf of the Post-Confirmation Debtors, all Avoidance Actions and other causes of action held by the Debtors or their estates; to object to and settle objections to Claims; to administer Cash on Hand, make distributions to Persons with Allowed Claims in accordance with the Plan and may, but is not required to, request approval of such distributions by the Bankruptcy Court, and to undertake all other actions not inconsistent with the Plans which the Post-Effective Date Committee deems reasonable, necessary or desirable in connection with the administration of the Plans. The Debtors and the Committee have not completed their review and analysis of (i) Claims to which objections will be filed, and (ii) possible Avoidance Actions to be filed. The Debtors estimate that the costs of objecting to Claims and prosecuting Avoidance Actions shall be $250,000 to $500,000 and the Debtors shall reserve $500,000 for these purposes. The Post-Confirmation Debtors and the Post-Effective Date Committee may not spend more than $500,000 for these purposes, unless the Bankruptcy Court authorizes such additional expenditures, after notice to parties in interest. The Post-Effective Date Committee, in its sole discretion, shall determine the number and timing of distributions on account of Claims.

         6.       Powers and Duties of the Plan Agent

         The Plan Agent shall serve at the direction of the Post-Effective Date Committee and shall be responsible for, inter alia, issuing checks to Creditors and holders of Equity Interests in accordance with the Plan, maintaining the books and records of the Post-Confirmation Debtors, preparing necessary tax returns and post-confirmation reports to the United States Trustee and undertaking any and all other administrative functions necessary to implement the Plans.

         7.       Corporate Action

         On the Effective Date and automatically and without further action, (i) each existing member of the Board of Directors of the Debtors will resign or be terminated and (ii) the Plan Agent shall be deemed sole shareholder, officer and director of the Post-Confirmation Debtors.

         8.       Canceled Documents

         As of the Effective Date, any security, note, instrument or other document evidencing a Claim against or Equity Interest in the Debtors shall be canceled, null and void, except for the right, if any, to receive a distribution under these Plans and any Lien or security interest Allowed or arising under the Plans.

         9.       Vesting of Assets

         On the Effective Date, all right, title and interest in and to the Assets shall vest in the Post-Confirmation Debtors, free and clear of any and all Liens and other interests.

         10.      Assumption of  Liabilities

         On the Effective Date, the Post-Confirmation Debtors shall assume only those liabilities pursuant to these Plans.

         11.      Winding Up Affairs

         Following the Confirmation Date, the Debtors shall not engage in any business activities or take any actions, except those necessary to effectuate the Plans and wind up the affairs of the Debtors.

         12.      Maintenance, Safekeeping and Liquidation of Assets

         Subject to the provisions of the Plans, the Post-Effective Date Committee shall be responsible for management and distribution of the Assets and shall conserve, protect, collect and liquidate or otherwise convert into cash all assets that constitute part of the Assets and all other property incidental thereto which may thereafter be acquired by the Post-Confirmation Debtors from time to time under the Plans. To the end of accomplishing the purposes of the Plans, the Post-Effective Date Committee, will have the right, power and discretion to manage the affairs of the Post-Confirmation Debtors including, but not limited to, having authority to consummate sales of Assets under such terms and conditions as the

Post-Effective Date Committee, in its sole discretion, deems appropriate to carry out the purposes of the Plans. In that regard, the Post-Effective Date Committee will exercise its reasonable business judgment in marketing the Assets to insure the best marketing results. The Assets may be sold in any combination or as a whole. Further, the Plan Agent, at the direction of the Post-Effective Date Committee, may abandon any Assets if the Post- Effective Date Committee determines that to do so is in the best interests of the Post-Confirmation Debtors. Subject to the foregoing, the Post-Effective Date Committee shall have the right and power to enter into any contracts or agreements binding the Post-Confirmation Debtors and to execute, acknowledge and deliver any and all instruments that are necessary, required or deemed by the Post-Effective Date Committee to be advisable in connection with the performance of its duties or appropriate for the final liquidation and distribution of the Assets.

         13.      Distributable Cash

         All funds constituting Distributable Cash shall be collected by the Plan Agent, and pending distribution, such funds shall be held in accounts or otherwise invested in accordance with section 345 of the Bankruptcy Code or as otherwise permitted by Final Order of the Bankruptcy Court. The Distributable Cash will be held by the Plan Agent until it is distributed to any holder of an Allowed Claim pursuant to the Plans.

         14.      Court Involvement or Supervision

         No action of the Bankruptcy Court beyond entry of the Confirmation Orders shall be required with respect to actions by the Post-Effective Date Committee regarding the retention of professionals or other agents, except that the payment of fees and costs for professionals shall be subject to Bankruptcy Court approval after notice to parties in interest. Compensation to the Plan Agent shall be disclosed in an agreement to be filed with the Bankruptcy Court no later than twenty (20) days before the Confirmation Hearing.

         15.      Revocation

         The Debtors reserve the right to revoke and withdraw the Plans before the entry of the Confirmation Orders. If the Debtors revoke or withdraw the Plans, or if confirmation of the Plans does not occur, then, with respect to the Debtors, the Plans shall be deemed null and void and nothing contained therein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any other Person in any further proceedings involving the Debtors.

         16.      Record Keeping and Information

         The Plan Agent shall keep records reflecting Distributable Cash, Cash on Hand, payment of Allowed Claims, and documents concerning any litigation and shall provide access to any Creditor or representative thereof during normal business hours upon reasonable notice.

         17.      Payment of Post-Confirmation Quarterly Fees

         The Plan Agent on behalf of the Post-Confirmation Debtors, shall timely pay from the Assets all fees incurred pursuant to 28 U.S.C. ss. 1930(a)(6) until the Clerk of the Court closes the Chapter 11 Cases. The Plan Agent shall file with the Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the case remains open until the Clerk of the Court closes the Chapter 11 Cases.

         18.      Release of Liens

         Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Debtors' estates shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to the Debtors and their successors and assigns.

F.       Provisions Governing Distribution

         1.       Distributions

         Any payment or distribution pursuant to the Plans, to the extent posted in the United States Mail, shall be deemed made when deposited by the Plan Agent into the United States Mail. Payments of Cash shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank. On or before the Initial Distribution Date, distributions shall be made to holders of unclassified administrative and priority Claims and Holders of Oncor Class 1 and 2 Claims. Partial distributions to Holders of Allowed General Unsecured Claims shall also be made on the Initial Distribution Date. The Plan Agent shall distribute all Distributable Cash available after establishing the Contested Claims Reserve, the Cash Reserve Fund of $500,000 for prosecuting Claim objections and Avoidance Actions and $150,000 for post-confirmation administrative expenses, including, inter alia, rent, utilities and accounting fees.

         2.       Delivery of Distributions

         Distributions and deliveries to holders of Allowed Claims shall be made at the addresses set forth on the proofs of Claim (or at the last known addresses of such holders if no proof of Claim is filed; or if the Debtors or the Post-Confirmation Debtors have been notified of a change of address, at the address set forth in such notice).

         3.       Time Bar to Cash Payments

         Checks issued with respect to Allowed Claims shall be null and void if not cashed within ninety (90) days of the mailing thereof. Requests for reissuance of any check shall be made directly to the Plan Agent by the payee to whom such check originally was issued. Any claim with respect to such a voided check shall be made on or before the later of (i) the first anniversary of the Initial Distribution Date or (ii) ninety (90) days after the mailing of such check. After such date, all Claims with respect to void checks shall be discharged and forever barred, and the amount of such checks shall become Unclaimed Property. All Unclaimed Property shall revert to the estates for distribution of an additional Pro Rata Share pursuant to the applicable Plan, and the Claim of any other holder with respect to such Unclaimed Property shall be discharged and forever barred.

         4.       De Minimis Distributions

         No distribution of less than twenty-five dollars ($25) shall be made to any holder of an Allowed Claim or Equity Interest. Such undistributed amount will be retained by the Plan Agent to be distributed in accordance with the applicable Plan.

         5.       No Interest Unless Otherwise Provided

         No interest shall be paid on any Claim unless, and only to the extent that, the applicable Plan specifically provides otherwise.

G.       Procedures for Resolving and Treating Contested and Contingent Claims

         1.       Objection Deadline

         Unless a different date is set by order of the Bankruptcy Court, all objections to Claims, except Administrative Claims, shall be served and filed no later than ninety (90) days after the Effective Date or ninety (90) days after a particular proof of Claim is filed, whichever is later. Any proof of claim filed more than thirty (30) days after the Effective Date shall be of no force and effect, shall be deemed disallowed, and will not require Objection. All Contested Claims shall be litigated to Final Order; provided, however, that the Plan Agent, at the direction of the Post-Effective Date Committee may compromise and settle any Contested Claim. Notwithstanding the foregoing, a Person who is found to have received a voidable transfer shall have thirty (30) days following the date upon which the order ruling that such transfer is avoidable becomes a Final Order in which to file a Claim pursuant to section 502(h) of the Bankruptcy Code in the amount of such avoided transfer.

         2.       Responsibility for Objecting to Claims

         Except as set forth below, only the Plan Agent, on behalf of the Post-Confirmation Debtors and at the direction of the Post-Effective Date Committee, may file Objections to Claims after the Effective Date of the Plans. On or after ninety (90) days following the Effective Date, any party in interest may request in writing that the Plan Agent file an Objection to any Claim. Such request must include a detailed statement of the grounds for such Objection. If the Plan Agent declines or fails to commence such Objection within thirty (30) days after receipt of the written request therefor, the requesting party may seek an order of the Bankruptcy Court granting such party standing to prosecute such Objection for the benefit of the estate.

         3.       Administration of Contested Claims

                  a.       No Distribution Pending Allowance

         Notwithstanding any other provision of the Plans, no payment or distribution shall be made with respect to any Contested Claim unless and until such Contested Claim becomes an Allowed Claim.

                  b.       Contested Claims Reserve

         In determining the amount of distributions to be made under the Plans to holders of Allowed Claims, the appropriate distributions required by the Plans shall be made according to estimates and subject to the provisions of the Plans. To protect the interests of holders of Contested Claims, a Contested Claims Reserve shall be established under each of the Debtors' Plans. The Post-Confirmation Debtors shall fund all Contested Claims Reserves for each Contested Claim with Cash in an amount that represents the Pro Rata Share of the Cash that would otherwise be distributed to the holder of each Contested Claim if such Claim were Allowed in the amount set forth on the holder's Proof of Claim or as estimated subject to Bankruptcy Court approval by the Post-Effective Date Committee.

                  c.       Distribution After Allowance

         As soon as practicable after a Contested Claim becomes an Allowed Claim, the holder of such an Allowed Claim shall receive from their Contested Claims Reserve a distribution in an amount equal to the aggregate of all the distributions which such holder would have received had such Contested Claim been an Allowed Claim on the Effective Date. Distributions to each holder of a Contested Claim, to the extent that such Claim becomes an Allowed Claim, shall be made in accordance with the provisions of the respective Plan governing the Class of Claims to which such Claim belongs.

                  d.       Distribution After Disallowance

         If and when a Contested Claim or any portion thereof becomes a Disallowed Claim, the Pro Rata Share of the distributions to which each holder of an Allowed Claim in the Class of Claims to which such Claim belongs is entitled, subject to other Plan provisions, shall increase commensurately. Accordingly, the Plan Agent, at the direction of the Post-Effective Date Committee, shall have the right to make subsequent distributions.

H.       Executory Contracts and Leases

         1.       General Treatment: Rejected If Not Assumed

         The Plans constitute and incorporate a motion by the Debtors to reject, as of the Effective Date, all prepetition executory contracts and unexpired leases to which the Debtors are a party, except for executory contracts or unexpired leases that (a) have been assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (b) are the subject of a separate motion pursuant to section 365 of the Bankruptcy Code to be filed and served by the Debtors before the commencement of the Confirmation Hearing. All cure payments required to be made with respect to unexpired leases and executory contracts assumed pursuant to the Plans shall be made on or as soon as practicable after the Initial Distribution Date.

         2.       Bar to Rejection Damages

         If the rejection of an executory contract or an unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the respective Debtor or its properties or agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon the Post-Confirmation Debtor by the earlier of (a) thirty
(30) days after the Confirmation Date, or (b) such other deadline as the Court may set for asserting a Claim for such damages.

         3.       Rejection Claims

         Any Rejection Claim arising from the rejection of an unexpired lease or executory contract not barred by section 10.2 of the Plans shall be treated as a General Unsecured Claim pursuant to Article V of the Plans. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim if asserted.

I.       Maintenance of Causes of Action

         Unless expressly waived or released, each Post-Confirmation Debtor shall retain any cause of action belonging to their respective estates pursuant to section 541 of the Bankruptcy Code, including but not limited to the Avoidance Actions, and any other avoidance or recovery actions under chapter 5 of the Bankruptcy Code, and may litigate rights to payments, or Claims that may belong or have belonged to either of the Debtors. Persons subject to a successful Avoidance Action may file a Claim, as appropriate, within the time described in section 9.1 of the Plan.

J.       Conditions Precedent to Effectiveness of Plan

         The Effective Date of the respective Plans shall not occur unless and until the following conditions shall have been satisfied or waived by the respective Debtor, as determined in its sole discretion, in consultation with the Committee: (a) the Confirmation Order shall have been entered in a form satisfactory to that Debtor, and (b) the Confirmation Order shall have become a Final Order.

K.       Consummation of the Plan

         1.       Retention of Jurisdiction

         Pursuant to sections 1334 and 157 of title 28 of the United States Code, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising in, arising under, and related to each of the Debtor's individual chapter 11 case and their Plan, for the purposes of sections 105(a) and 1142 of the Bankruptcy Code, and for, among other things, the following purposes:

         (i) To hear and to determine any and all objections to or applications concerning the allowance of Claims or the allowance, classification, priority, compromise, estimation, or payment of any Administrative Expense, Claim, or Equity Interest;

         (ii) To hear and determine any and all applications for payment of Fee Claims, or for payment of any other fees or expenses authorized to be paid or reimbursed from the respective Debtor's estate under the Bankruptcy Code, and any and all objections thereto;

         (iii) To hear and determine pending applications for the rejection, assumption, or assumption and assignment of unexpired leases and executory contracts and the allowance of Claims resulting therefrom, and to determine the rights of any party in respect of the assumption or rejection of any executory contract or lease;

         (iv) To hear and determine any and all adversary proceedings, applications, or contested matters, including any remands from any appeals;

         (v) To hear and to determine all controversies, disputes, and suits which may arise in connection with the execution, interpretation, implementation, consummation, or enforcement of either of the Plans or in connection with the enforcement of any remedies made available under either of the Plans;

         (vi) To liquidate any disputed, contingent, or unliquidated Claims or to estimate any Contested Claims;

         (vii) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

         (viii) To enter and to implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

         (ix) To enable the Plan Agent and the Post-Effective Date Committee to prosecute any and all proceedings which may be brought to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Post-Confirmation Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws, including causes of action, controversies, disputes and conflicts between the Debtors and any other party, including but not limited to, any causes of action or objections to Claims, preferences or fraudulent transfers and obligations or equitable subordination;

         (x) To consider any modification of either of the Plans pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (xi) To enter and to implement such orders as may be necessary or appropriate to execute, interpret, implement, consummate, or to enforce the terms and conditions of the Plans and the transactions contemplated thereunder;

         (xii) To hear and to determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to the Plans; and

         (xiii)   To enter final decrees closing these Chapter 11 Cases.

         2.       Abstention and Other Courts

         If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of or relating to these Chapter 11 Cases, section XIII of the Plans shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

         3.       Nonmaterial Modifications

         The Debtors may, with the approval of the Bankruptcy Court and in consultation with the Committee, but without notice to all holders of Claims and Equity Interests, correct any nonmaterial defect, omission, or inconsistency in their respective Plan in such manner and to such extent as may be necessary or desirable. The Debtors, in consultation with the Committee, may undertake such nonmaterial modification pursuant to this section insofar as it does not adversely change the treatment of the Claim of any Creditor or the interest of any Equity Interest holder who has not accepted in writing the modification.

         4.       Material Modifications

         The Debtors, in consultation with the Committee, may propose modifications of their respective Plan in writing at any time before confirmation, provided that such Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code, and such Debtor shall have complied with section 1125 of the Bankruptcy Code. The Plans may be modified at any time after confirmation and before the Initial Distribution Date, provided that such Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms such Plan, as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modification.

L.       Limitation of Liability, Releases and Injunction

         1.       Exculpations

                  Neither the Debtors, the Committee or its members, the Post-Effective Date Committee or its members, the Plan Agent, nor any of their respective officers, directors, partners, employees, agents, or professionals (collectively, the "Exculpated Parties") shall have or incur any liability to any holder of a Claim or Equity Interest for any act, event, or omission in connection with, or arising out of, the Chapter 11 Cases, the confirmation of the Plans, the consummation of the Plans, or the administration of the Plans, except for an act, event, or omission constituting willful misconduct. In any action, suit or proceeding by any holder of a Claim or Equity Interest or other party in interest contesting any action by, or nonaction of, an Exculpated Party as not being in good faith, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party. As a condition of going forward with such action, suit, or proceeding at the outset thereof, the party(s) bringing the action shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail. Nothing in this paragraph should be construed as a limitation of liability for actions arising prior to the Petition Date.

         2.       Limited Release

                  On the Effective Date, each Debtor shall, on behalf of itself and subsidiary or affiliate, hereby release the officers and directors of such companies holding office at any time after the applicable Petition Date and its and their respective agents, employees, advisors, and representatives from any and all claims or liability arising from post-petition actions taken in their respective capacities described above.

         3.       Injunction

                  As of the Confirmation Date, except as provided in the Plans or the Confirmation Order, all Persons that have held, currently hold or may hold a Claim or other debt or liability that is treated pursuant to the terms of the Plan are enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plans against the Debtors or the Post-Confirmation Debtors or their property: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plans or the Confirmation Order. This injunction shall remain in full force and effect until the Post-Effective Date Committee makes its final distribution to Creditors under the Plans, except that, in the event that Oncor Class 3 Claims are paid in full pursuant to the Oncor Plan, such injunction shall continue in full force and effect thereafter with respect to such paid Claims.

M.       Miscellaneous Provisions

         1.       Severability

         Should the Bankruptcy Court determine that any provisions of either of the Plans are unenforceable either on its face or as applied to any Claim or Equity Interest or transaction, the Debtors, in consultation with the Committee, may modify their respective Plan in accordance with section 13.3 or 13.4 of such Plan, as applicable, so that such provisions shall not be applicable to the holder of any Claim or Equity Interest.

         2.       Setoffs

         Each Debtor may, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to their Plan with respect to such Claim, claims of any nature whatsoever the Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim that the Debtor may have against such holder.


         3.       Compliance with All Applicable Laws

         If notified by any governmental authority that they are in violation of any applicable law, rule, regulation, or order of such governmental authority relating to its businesses, the Debtors shall comply with such law, rule, regulation, or order; provided that nothing contained herein shall require such compliance if the legality or applicability of any such requirement is being contested in good faith in appropriate proceedings and, if appropriate, an adequate reserve has been set aside on the books of the Debtors.

         4.       Binding Effect

         The Plans shall be binding upon, and shall inure to the benefit of, its respective Debtor, the holders of the Claims, the holders of Equity Interests, and such persons' respective successors and assigns.

         5.       Governing Law

         Unless a rule of law or procedure supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) is applicable, or a specific choice of law provision is provided, the internal laws of the State of Delaware shall govern the construction and implementation of the Plans and any agreements, documents, and instruments executed in connection with the Plans, without regard to conflicts of law.

         6.       Payment of Statutory Fees

         All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.

         7.       Timing of Distributions

         Any payment or distribution required to be made hereunder on a day other than a Business Day shall be due and payable on the next succeeding Business Day.

            VIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion is a summary of certain federal income tax aspects of the Plans for general information only. It should not be relied upon for purposes of determining the specific tax consequences of either Plan with respect to a particular holder of a Claim or Equity Interest. This discussion does not purport to be a complete analysis or listing of all potential tax issues.

         The following discussion is based upon existing provisions of the Internal Revenue Code (the "IRC"), existing regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require significant modification of the statements expressed in this section. Moreover, the tax consequences to holders of Claims and Equity Interests may vary based upon the individual tax circumstances of each such holder. Nothing herein purports to describe any state, local, or foreign tax consequences.

         NO RULING HAS BEEN SOUGHT OR OBTAINED FROM THE INTERNAL REVENUE SERVICE (THE "IRS") WITH RESPECT TO ANY OF THE TAX ASPECTS OF EITHER PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY EITHER DEBTOR WITH RESPECT THERETO. NO REPRESENTATION OR ASSURANCE IS BEING MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS DESCRIBED HEREIN. CERTAIN TYPES OF CLAIMANTS AND INTEREST HOLDERS MAY BE SUBJECT TO SPECIAL RULES NOT ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. THERE MAY ALSO BE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS APPLICABLE TO EACH HOLDER OF A CLAIM OR EQUITY INTEREST WHICH ARE NOT ADDRESSED HEREIN. EACH HOLDER OF A CLAIM OR EQUITY INTEREST AFFECTED BY EITHER PLAN MUST CONSULT AND RELY UPON SUCH HOLDER'S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO SUCH HOLDER'S CLAIM OR EQUITY INTEREST. THIS INFORMATION MAY NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH THE OFFERING FOR SALE OF SECURITIES.

         A creditor who receives Cash or other consideration in satisfaction of any Claim may recognize ordinary income. The impact of such ordinary income, as well as the tax year for which the income will be recognized, will depend upon each creditor's individual circumstances, including the nature and manner of organization of the creditor, the creditor's applicable tax bracket, and the creditor's taxable year. Each creditor is urged to consult with its tax advisor regarding the tax implications of any distributions under either of the Plans.

         THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY. IT IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR CONSULTATION WITH A TAX ADVISOR. THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS STRONGLY URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLANS.

                       IX. SELECTED FINANCIAL INFORMATION

         Attached hereto as Exhibit C is a copy of Oncor's most recent form 10-Q filed with the Securities Exchange Commission.

         Oncor's 1998 Annual Report on Form 10-K filed with the Securities Exchange Commission is attached as Exhibit D.

                          X. CONFIRMATION OF THE PLANS

A.       Solicitation of Votes; Voting Procedures

         1.       Ballots and Voting Deadlines

         A separate ballot to be used for voting to accept or reject each Plan, together with a postage-paid return envelope, is enclosed with all copies of this Disclosure Statement mailed to all holders of Claims entitled to vote. BEFORE COMPLETING YOUR BALLOT, PLEASE READ CAREFULLY THE INSTRUCTION SHEET THAT ACCOMPANIES THE BALLOT.

         The Bankruptcy Court has directed that, in order to be counted for voting purposes, ballots for the acceptance or rejection of the Plans must be received no later than 4:00 p.m., Eastern Time, on December 30, 1999, at the following address:

                                   Oncor, Inc.
                             15200 Shady Grove Road
                                    Suite 350
                               Rockville, MD 20850
                              ATTN: Donald Capretta

YOUR BALLOT MAY NOT BE COUNTED IF IT IS RECEIVED AT THE ABOVE ADDRESS AFTER 4:00 P.M., EASTERN TIME, ON DECEMBER 30, 1999.



         2.       Parties in Interest Entitled to Vote

         Any holder of a Claim against either Debtor at the date on which the order is entered approving the Disclosure Statement whose Claim has not previously been disallowed by the Bankruptcy Court is entitled to vote to accept or reject the Plan or Plans to which they have a Claim, if such Claim is impaired under the Plan and either (i) such holder's Claim has been scheduled by the Debtor (and such Claim is not scheduled as disputed, contingent, or unliquidated) or (ii) such holder has filed a proof of claim on or before June 18, 1999, the last date set by the Bankruptcy Court for such filings. Any Claim as to which an objection has been filed is not entitled to vote, unless the Bankruptcy Court, upon application of the holder to whose Claim an objection has been made, temporarily allows such Claim in an amount that it deems proper for the purpose of accepting or rejecting the Plan of the Debtor they have a claim against. Any such application must be heard and determined by the Bankruptcy Court on or before commencement of the Confirmation Hearing. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

         IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES
         FOR VOTING ON EITHER PLAN, PLEASE CONTACT THE DEBTORS'
         COUNSEL AS FOLLOWS:

                                    Pauline K. Morgan
                                    Edwin J. Harron
                                    Young Conaway Stargatt & Taylor, LLP
                                    11th Floor Rodney Square North
                                    P.O. Box 391
                                    Wilmington, DE 19899-0391
                                    (302) 571-6600

         3.       Definition of Impairment

         As set forth in section 1124 of the Bankruptcy Code, a class of claims or equity interests is impaired under a plan of reorganization unless, with respect to each claim or equity interest of such class, the plan:

                  (a) leaves unaltered the legal, equitable, and contractual rights of the holder of such claim or equity interest; or

                  (b) notwithstanding any contractual provision or applicable law that entitles the holder of a claim or equity interest to demand or receive accelerated payment of such claim or equity interest after the occurrence of a default:

                           i) cures any such default that occurred before or
                  after the commencement of the case under the Bankruptcy Code, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;

                           ii) reinstates the maturity of such claim or interest
                  as it existed before such default;

                           iii) compensates the holder of such claim or interest
                  for any damages incurred as a result of any reasonable reliance on such contractual provision or such applicable law; and

                           iv) does not otherwise alter the legal, equitable or
                  contractual rights to which such claim or interest entitles the holder of such claim or interest.

         4.       Classes Impaired Under the Plan

         All holders of Impaired Claims are entitled to vote to accept or reject the Plan of the Debtor against whom such impaired Claim is asserted. Since Equity Interests are to be canceled under the Plans, the Holders of Equity Interests are presumed to reject the Plans and accordingly, are not being solicited to vote.

         5.       Vote Required for Class Acceptance

         The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount, and more than one-half in number, of the claims of that class which actually cast ballots for acceptance or rejection of the plan. Thus, class acceptance takes place only if at least two-thirds in amount and a majority in number of the holders of claims voting cast their ballots in favor of acceptance.


B.       Confirmation Hearing

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for January 12, 2000, at 12:30 p.m., Eastern Time, in the Courtroom of the Honorable Joseph J. Farnan, Jr., Chief United States District Court Judge, 844 King Street, Wilmington, DE 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the confirmation hearing or any adjournment thereof.

         Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of either of the Plans must be made in writing and filed with the Bankruptcy Court on or before December 30, 1999, at the following address:

                               Office of the Clerk
                              U.S. Bankruptcy Court
                                Federal Building
                                844 Market Street
                           Wilmington, Delaware 19801

In addition, any such objection must be served upon the following parties on or before 4:00 p.m., Eastern Time, on December 30, 1999:

Anderson Kill & Olick, P.C.              Young Conaway Stargatt & Taylor, LLP
Attn:  Thomas Kent, Esq.                 Attention:  Pauline K. Morgan, Esq.
1251 Avenue of the Americas              11th Floor, Rodney Square North
New York, NY 10020                       P. O. Box 391
                                         Wilmington, Delaware  19899-0391
Walsh, Monzack & Monaco, P.A.
Attn:  Francis A. Monaco, Jr., Esq.      Office of the United States Trustee
1201 Orange Street                       Attn:  Maria Giannirakis, Esquire
P. O. Box 2031                           601 Walnut Street, Curtis Center
Wilmington, DE 19899-2031                Suite 950 West
                                         Philadelphia, PA 19106


         Objections to confirmation of either Plan are governed by Bankruptcy Rule 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.       Requirements for Confirmation of the Plans

         At the Confirmation Hearing, the Bankruptcy Court must determine whether the Bankruptcy Code's requirements for confirmation of each Plan has been satisfied, in which event the Bankruptcy Court will enter an order confirming the Plan for which such requirements have been satisfied. As set forth in section 1129 of the Bankruptcy Code, these requirements are as follows:

         1. The plan complies with the applicable provisions of the Bankruptcy Code.

         2. The proponent of the plan complied with the applicable provisions of the Bankruptcy Code.

         3. The plan has been proposed in good faith and not by any means forbidden by law.

         4. Any payment made or promised by the debtor, by the plan proponents, or by a person issuing securities or acquiring property under the plan, for services or for costs and expenses in, or in connection with, the case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of the Bankruptcy Court as reasonable.

         5. (a) (i) The proponent of the plan has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in a joint plan with the debtor, or a successor to the debtor under the plan; and

                           (ii) the appointment to, or continuance in, such
                  office of such individual, is consistent with the interests of creditors and equity security holders and with public policy; and

                  (b) the proponent of the plan has disclosed the identity of any insider that will be employed or retained by the Post-Confirmation debtor, and the nature of any compensation for such insider.

         6. Any governmental regulatory commission with jurisdiction, after confirmation of the plan, over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval.

         7.       With respect to each impaired class of claims or interests:

                  (a) each holder of a claim or interest of such class has accepted the plan or will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor was liquidated on such date under chapter 7 of the Bankruptcy Code on such date; or

                  (b) if section 1111(b)(2) of the Bankruptcy Code applies to the claims of such class, the holder of a claim of such class will receive or retain under the plan on account of such claim property of a value, as of the effective date of the plan, that is not less than the value of such holder's interest in the estate's interest in the property that secures such claims.

         8.       With respect to each class of claims or interests:

                  (a)      such class has accepted the plan; or

                  (b)      such class is not impaired under the plan.

         9. Except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that:

                  (a) with respect to a claim of a kind specified in section 507(a)(1) or 507(a)(2) of the Bankruptcy Code, on the effective date of the plan, the holder of such claim will receive on account of such claim cash equal to the allowed amount of such claim;

                  (b) with respect to a class of claims of a kind specified in section 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the
                  Bankruptcy Code, each holder of a claim of such class will receive:

                           (i) if such class has accepted the plan, deferred cash payments of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

                           (ii) if such class has not accepted the plan, cash on the effective date of the plan equal to the allowed amount of such claim; and

                  (c) with respect to a claim of a kind specified in section 507(a)(7) of the Bankruptcy Code, the holder of a claim will receive on account of such claim deferred cash payments, over a period not exceeding six years after the date of assessment of such claim, of a value, as of the effective date of the plan, equal to the allowed amount of such claim.

         10. If a class of claims is impaired under the plan, at least one class of claims that is impaired has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim of such class.

         11. Confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the Debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

         12. All fees payable under 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the hearing on confirmation of the plan, have been paid or the plan provides for the payments of all such fees on the effective date of the plan.

         13. The plan provides for the continuation after its effective date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114, at any time prior to confirmation of the Plan, for the duration of the period the debtor has obligated itself to provide such benefits.

         The Debtors believe that their Plans satisfy all the statutory requirements of chapter 11 of the Bankruptcy Code, that the Debtors have complied or will have complied with all the requirements of chapter 11, and that the Plans are proposed in good faith.

         The Debtors believe that holders of all Allowed Claims and Equity Interests impaired under the Plans will receive payments under each Plan having a present value as of the Effective Date not less than the amounts likely to be received if the Debtors were liquidated in a case under chapter 7 of the Bankruptcy Code. At the Confirmation Hearing, the Bankruptcy Court will determine whether holders of Allowed Claims or Allowed Equity Interests would receive greater distributions under the Plans than they would receive in a liquidation under chapter 7.

         The Debtors also believe that the feasibility requirement for confirmation of the Plans is satisfied by the fact that all cash on hand as of the Confirmation Date or generated by prosecution of Avoidance Actions or otherwise will be distributed pro rata to pay Allowed Claims. These facts and others demonstrating the confirmability of the Plans will be shown at the Confirmation Hearing.

D.       Cramdown

         In the event that any impaired Class of Claims or Equity Interests does not accept either Plan, the Bankruptcy Court may still confirm said Plan at the request of the Debtor if, as to each impaired Class which has not accepted such Plan, the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to that Class. A Plan of reorganization "does not discriminate unfairly" within the meaning of the Bankruptcy Code if no Class receives more than it is legally entitled to receive for its claims or equity interests.

         "Fair and equitable" has different meanings with respect to the treatment of secured and unsecured claims. As set forth in section 1129(b)(2) of the Bankruptcy Code, those meanings are as follows:

         1.       With respect to a class of secured claims, the plan provides:

         (a) (i) that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and

                           (ii) that each holder of a claim of such class
                  receive on account of such claim deferred cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder's interest in the estate's interest in such property;

                  (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (a) and (b) of this subparagraph; or

                  (c) the realization by such holders of the "indubitable equivalent" of such claims.

         2. With respect to a class of unsecured claims, the plan provides:

                  (a) that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

                  (b) the holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.

         3.       With respect to a class of interests, the plan provides:

                  (a) that each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled or the value of such interest; or

                  (b) that the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.

         In the event that one or more Classes of impaired Claims or Equity Interests reject either Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether said Plan is fair and equitable with respect to, and does not discriminate unfairly against, any rejecting impaired Class of Claims or Equity Interests. For the reasons set forth above, the Debtors believe that their Plans do not discriminate unfairly against, and is fair and equitable with respect to, each impaired Class of Claims or Equity Interests.


                                XI. RISK FACTORS

         The following is intended as a summary of certain risks associated with the Plans, but it is not exhaustive and must be supplemented by the analysis and evaluation made by each holder of a Claim or Equity Interest of either Plan and this Disclosure Statement as a whole with such holder's own advisors.

A.       Claim Resolution Risks

         The timing and amount of the ultimate distribution to holders of General Unsecured Claims will depend in large part on the resolution of the Claim objection process and the proceeds to be received for the sale of the Debtors' remaining assets. Because any such distribution will be based on a fraction, the numerator of which will be the available assets and the denominator of which will be the amount of Allowed Claims and any Contested Claim Reserve, the percentage of recovery cannot be determined with any degree of certainty until all assets have been liquidated and such Claims are finally allowed or disallowed.

B.       Bankruptcy Risks

         1.       Insufficient Acceptances

         For a plan to be confirmed, each impaired class of claims and equity interests is given the opportunity to vote to accept or reject the plan. With regard to such impaired voting classes, the plan will be deemed accepted by a class of impaired claims if the plan is accepted by claimants of such class actually voting on the plan who hold at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the total allowed claims of the class voted. Only those members of a class who vote to accept or reject the plan will be counted for voting purposes. The Debtors reserve the right to request confirmation pursuant to the cramdown provisions in section 1129(b) of the Bankruptcy Code, which will allow confirmation of their Plans regardless of the fact that a particular Class of Claims has not accepted the Plan. However, there can be no assurance that any impaired Class of Claims under the Plans will accept either Plan or that the Debtors would be able to use the cramdown provisions of the Bankruptcy Code for confirmation of either of the Plans.

         2.       Confirmation Risks

         The following specific risks exist with respect to confirmation of the
Plans:

                  (a) Any objection to either Plan filed in the Chapter 11 Case by a member of a Class of Claims or Equity Interests pursuant to that Plan can either prevent confirmation of such Plan, or delay such confirmation for a significant period of time.

                  (b) Since the Debtors may be seeking to obtain approval of either or both Plans over the rejection of one or more impaired Classes of Claims, the cramdown process could delay confirmation.


C.       Conditions Precedent

         Confirmation of either Plan and the occurrence of each Effective Date are subject to certain conditions precedent that may never occur. The Effective Date of the Plans shall not occur unless and until the following conditions shall have been satisfied or waived by each Debtor, as determined in its sole discretion in consultation with the Committee: (a) the Confirmation Order shall have been entered in form satisfactory to the Debtors; and (b) the Confirmation Order shall have become a Final Order.

                        XII. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

         The Debtors have evaluated several reorganization alternatives to their Plans, including the sale of the Debtors as a going concern and the chapter 7 liquidation of each of the Debtors. After studying these alternatives, the Debtors concluded that the Plans are the best alternatives and will maximize recoveries by holders of Claims, assuming confirmation and consummation of their Plans. The following discussion provides a summary of the Debtors analysis leading to its conclusion that their Plans will provide the highest value to holders of Claims.

A.       Chapter 7 Liquidation Alternative

         The Debtors also have considered whether a chapter 7 liquidation of the assets of each of the Debtors would be in the best interest of holders of Claims. The Debtors believe that a liquidation in chapter 7 would result in substantial diminution in the value to be realized by holders of Claims in either of their Chapter 11 Cases because of (i) additional administrative expenses involved in the appointment of a trustee, attorneys, accountants, and other professionals to assist such trustee in the case of a chapter 7 proceeding; and (ii) the substantial time which would elapse before creditors would receive any distribution in respect of their Claims. Consequently, the Debtors believe that the Plan provides a substantially greater return to holders of Claims than would a chapter 7 liquidation. See Liquidation Analysis attached as Exhibit E.

B.       Alternatives if Plans are not Confirmed

         If either of the Plans are not confirmed, the Debtors or any other party in interest in the Chapter 11 Case could attempt to formulate and propose a different Plan or Plans of reorganization. Such Plans might involve either a reorganization and continuation of the Debtors' businesses, a sale of the Debtors' businesses as a going concern, an orderly liquidation of the Debtors assets, or a combination thereof. As a practical matter, however, since the Debtors have already liquidated substantially all of their operating assets, a Plan contemplating reorganization and continuation of the Debtors' businesses may be highly problematic, if not impossible. Further, if in either of the Debtors' cases a Plan cannot be confirmed, such chapter 11 case may be converted to a liquidation proceeding under chapter 7 of the Bankruptcy Code. In a chapter 7 case, a trustee or trustees would be elected or appointed to liquidate the assets of the Debtors. The proceeds of the liquidation would be distributed to the creditors of the respective Debtor in accordance with the priorities established by the Bankruptcy Code. As stated above, the Debtors believe that their respective Plans offer creditors the best opportunity for maximum recovery in these cases.

                                XIII. CONCLUSION

         The Debtors and their Official Committee of Unsecured Creditors urge holders of Claims to vote to ACCEPT the Plans and to evidence such acceptance by returning their ballots so that they will be received on or before 4:00 p.m., Eastern Time, on December 30, 1999.



Dated: November 12, 1999

                                  Respectfully submitted,

                                  ONCOR, INC.



                                  By: /s/ Joseph R. Shaya
                                     ------------------------------------------
                                  Name:    Joseph R. Shaya
                                  Title:   Acting President and Chief Executive
                                           Officer



                                  CODON PHARMACEUTICALS, INC.



                                  By: /s/ Joseph R. Shaya
                                     ------------------------------------------
                                  Name:    Joseph R. Shaya
                                  Title:   Acting President and Chief Executive
                                           Officer